SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Under Rule 14a-12

L-1 IDENTITY SOLUTIONS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑  No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐  Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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177 Broad Street
Stamford, CT 06901

March 18, 2009

To our stockholders:

It is my sincere pleasure to invite you to L-1 Identity Solutions, Inc.’s 2009 annual meeting of stockholders. This year’s meeting will be held on May 6, 2009 at 2:30 p.m. local time at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, CT 06870. At this important meeting, we will focus on the business items listed in the notice of meeting, which follows on the next page.

On or before March 27, 2009, you will receive a notice containing instructions on how to access our 2009 proxy statement and annual report over the Internet and vote online (the “E-Proxy Notice”). The E-Proxy Notice will be distributed to all stockholders and will contain instructions on how you can receive a paper copy of the proxy statement and annual report.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. Instructions for stockholders of record who wish to vote using a toll-free telephone number, the Internet or transmittal of a proxy card by mail are contained on the proxy card. If your shares are held in the name of a bank, broker, fiduciary or custodian, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone proxies will depend on their voting procedures.

We look forward to seeing you at the annual meeting.

Sincerely,

ROBERT V. LAPENTA
Chairman of the Board,
President and Chief Executive Officer

177 Broad Street
Stamford, CT 06901

PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 6, 2009

The 2009 annual meeting of stockholders of L-1 Identity Solutions, Inc. will be held on May 6, 2009 at 2:30 p.m. local time at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, CT 06870, for the following purposes:

1.	To elect three Class I Directors;

2.	To act upon a proposal to permit our Series A Convertible Preferred Stock, par value $0.001 per share, which is held by Robert V. LaPenta, our Chairman, President and Chief Executive Officer, to become convertible into shares of our common stock, par value $0.01 per share at a conversion price of $13.19 per share, subject to specified adjustments;

3.	To act upon a proposal to amend the L-1 Identity Solutions, Inc. 2006 Employee Stock Purchase Plan to increase the number of shares of our common stock available for issuance under such plan from 500,000 to 2,500,000;

4.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm to audit the consolidated financial statements of L-1 and its subsidiaries for the year ended December 31, 2009; and

5.	To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

Holders of record of our common stock at the close of business on March 10, 2009 are entitled to notice of, and to vote at, the annual meeting. Stockholders of record may vote their shares via a toll-free telephone number, over the Internet or, if a copy of the proxy card has been received by mail, by signing, dating and mailing the proxy card in the envelope provided. Instructions regarding all three methods of voting are contained on the proxy card. If your shares are held in the name of a bank, broker, fiduciary or custodian, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone proxies will depend on their voting procedures.

By Order of the Board of Directors,

Mark S. Molina
Executive Vice President,
Chief Legal Officer and Secretary

March 18, 2009

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE ANNUAL MEETING

Date, Time and Place

The annual meeting of L-1 Identity Solutions, Inc. (the “Company”) will be held on May 6, 2009 at 2:30 p.m. local time at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, CT 06870.

Matters to be Considered

At the meeting, stockholders will be asked to vote to elect three Class I Directors; to act upon a proposal to permit our Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), which is held by Robert V. LaPenta, our Chairman, President and Chief Executive Officer, to become convertible into shares of our common stock, par value $0.01 per share (“common stock”) at a conversion price of $13.19 per share, subject to specified adjustments; to act upon a proposal to amend the L-1 Identity Solutions, Inc. 2006 Employee Stock Purchase Plan to increase the number of shares of our common stock available for issuance under such plan from 500,000 to 2,500,000; and to ratify the selection of the independent registered public accounting firm. See “ELECTION OF DIRECTORS”, “APPROVAL OF THE CONVERTIBILITY OF OUR SERIES A PREFERRED STOCK”, “AMENDMENT TO THE L-1 IDENTITY SOLUTIONS, INC. 2006 EMPLOYEE STOCK PURCHASE PLAN” and “RATIFICATION OF SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM”. The Company’s board of directors (the “Board of Directors”) does not know of any matters to be brought before the meeting other than as set forth in the notice of meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Stock Outstanding and Entitled to Vote

Holders of common stock as of the record date, i.e., the close of business on March 10, 2009, are entitled to notice of, and to vote at, the annual meeting. As of the record date, there were 87,574,098 shares of common stock outstanding and entitled to vote at the annual meeting, with each share entitled to one vote.

Information About This Proxy Statement

Why you received this proxy statement.  You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares. If you own our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one notice relating to these proxy materials. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent:

Computershare Inc.
250 Royall Street
Canton, MA 02021
Attention: Investor Relations
Telephone: (877) 282-1168

Notice of Internet Availability of Proxy Materials.  In accordance with rules and regulations adopted by the SEC, we now furnish proxy materials to all of our stockholders on the Internet. On or before March 27, 2009, we will distribute to all stockholders a notice containing instructions on how to access our 2009 proxy statement and annual report and vote online (the “E-Proxy Notice”). The E-Proxy Notice instructs you as to how you may access and review all of the important information contained in the proxy materials. The E-Proxy Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the E-Proxy Notice.

Stockholders may sign up to receive future E-Proxy Notices and other stockholder communications electronically instead of by mail. This will reduce our printing and postage costs, eliminate bulky paper documents from your personal files, and mitigate the environmental impact of our annual meeting. In order to receive the communications electronically, you must have an e-mail account, access to the Internet through an Internet service provider and a web browser that supports secure connections. For additional information regarding electronic delivery enrollment visit www.investorvote.com (for holders of record) or www.proxyvote.com (for holders through intermediaries) or contact our transfer agent or your broker.

Householding.  The SEC’s rules permit us to deliver a single E-Proxy Notice or a set of annual meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the E-Proxy Notice to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the E-Proxy Notice, contact Broadridge Financial Solutions, Inc. at +1.800.542.1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future E-Proxy Notices and other communications for your household, please contact Broadridge at the above phone number or address.

Voting by and Revocation of Proxies

Stockholders of record are requested to vote by proxy in one of three ways:

•	By telephone — Use the toll-free telephone number shown on your proxy card;

•	By Internet — Visit the Internet website indicated on your proxy card and follow the on-screen instructions; or

•	By Mail — if you requested and received your proxy materials by mail, you can date, sign and promptly return your proxy card by mail in the enclosed postage prepaid envelope.

Voting instructions (including instructions for both telephonic and Internet proxies) are provided on the proxy card. The Internet and telephone proxy procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the proxy card, will identify stockholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded. Costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, must be borne by the stockholder. If you submit your proxy by Internet or telephone, it will not be necessary to return your proxy card.

If a stockholder does not return a signed proxy card or submit a proxy by the Internet or by telephone, and does not attend the meeting and vote in person, his or her shares will not be voted. Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the Internet, which are not revoked will be voted at the meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted for election of each nominee for director named herein, for the approval of the proposal to permit the conversion of our Series A Preferred Stock into shares of our common stock, for the approval of the proposal to amend our 2006 Employee Stock Purchase Plan to increase the number of shares of our common stock available for issuance under such plan from 500,000 to 2,500,000, and for ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. In addition, we reserve the right to exercise discretionary authority to vote proxies, in the manner determined by the Company in its sole discretion, on any matters brought before the 2009 annual meeting for which we did not receive adequate notice under the proxy rules promulgated by the SEC.

Any proxy signed and returned by a stockholder or submitted by telephone or via the Internet may be revoked at any time before it is exercised by giving written notice of revocation to the Company’s Secretary at our address set forth herein, by executing and delivering a later-dated proxy (either in writing, by telephone or via the Internet) or by voting in person at the meeting. Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

If your shares are held in the name of a bank, broker, fiduciary or custodian, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone proxies will depend on their voting procedures.

Quorum and Required Number of Votes Cast

The presence at the annual meeting, in person or by proxy, of the holders of at least 43,787,050 shares, constituting a majority of the number of shares of common stock issued and outstanding and entitled to vote as of the record date, is required to constitute a quorum to transaction business at the annual meeting. In addition, under the rules of the New York Stock Exchange (the “NYSE”), at least 43,787,050 shares must cast a vote on the proposal to permit the conversion of our Series A Preferred Stock into shares of our common stock and the proposal to amend our 2006 Employee Stock Purchase Plan to increase the number of shares of our common stock available for issuance under such plan from 500,000 to 2,500,000 (whether such votes are affirmative or negative).

For purposes of the election of directors, the approval of the proposal to permit the conversion of our Series A Preferred Stock into shares of our common stock, the approval of the proposal to amend our 2006 Employee Stock Purchase Plan to increase the number of shares of our common stock available for issuance under such plan from 500,000 to 2,500,000, and ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm, abstentions and broker non-votes will each be included in the determination of the number of shares present for purposes of constituting a quorum. However, abstentions and broker non-votes will not be counted as votes cast, including for the purposes of satisfying the NYSE rules applicable to the proposal to permit the conversion of our Series A Preferred Stock into shares of our common stock and the proposal to amend our 2006 Employee Stock Purchase Plan to increase the number of shares of our common stock available for issuance under such plan from 500,000 to 2,500,000.

Required Votes

Election of Directors.  Under Delaware law, the affirmative vote of the holders of a plurality of shares of common stock voting on this matter at the annual meeting (i.e. the largest number of votes cast) is required to elect each director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality.

Approval of the Proposal to Permit the Conversion of our Series A Preferred Stock into Shares of our Common Stock.  The affirmative vote of the holders of a majority of the shares of our common stock voting on this matter at the annual meeting is required to approve the proposal to permit the conversion of our Series A Preferred Stock into shares of our common stock. In addition, under the rules of the NYSE, at least 43,787,050 shares must cast a vote on the proposal (whether such votes are affirmative or negative).

Approval of the Proposal to Amend our 2006 Employee Stock Purchase Plan.  The affirmative vote of the holders of a majority of the shares of our common stock voting on this matter at the annual meeting is required to approve the proposal to amend our 2006 Employee Stock Purchase Plan to increase the number of shares of our common stock available for issuance thereunder from 500,000 to 2,500,000. In addition, under the rules of the NYSE, at least 43,787,050 shares must cast a vote on the proposal (whether such votes are affirmative or negative).

Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm.  The affirmative vote of the holders of a majority of the shares of common stock voting on this matter at the annual meeting is required to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm.

Other Matters.  If any other matters are properly presented at the annual meeting for action, including a question of adjourning or postponing the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

Shares Held by Brokers

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not give voting instructions to your broker, your broker may vote your shares for you on any discretionary items of business to be voted upon at the annual meeting, such as the election of directors and the ratification of the appointment of Deloitte & Touche LLP. If you do not provide voting instructions on a non-discretionary item, the shares will be treated as “broker non-votes.” “Broker non-votes” will be included in determining the presence of a quorum at the annual meeting but are not counted as votes cast, including for the purposes of our ability to satisfy the NYSE rules requiring that a majority of the outstanding shares entitled to vote at the annual meeting cast a vote (whether affirmative or negative) in order to permit the conversion of our Series A Preferred Stock into shares of our common stock and in order to adopt the proposal to amend our 2006 Employee Stock Purchase Plan to increase the number of shares of our common stock available for issuance thereunder from 500,000 to 2,500,000.

Proxy Solicitation

We will bear the costs of solicitation of proxies for the annual meeting, including preparation, assembly, printing and mailing of this proxy statement, the annual report, the E-Proxy Notice, the proxy card and any additional information furnished to stockholders. Copies of our E-Proxy Notice will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation material to such beneficial owners. We will bear the cost of maintaining a website compliant with regulations promulgated by the SEC to provide internet availability of this proxy statement, our annual report and proxy card. We have retained Broadridge Investor Communication Solutions, Inc. to provide such a web hosting facility at a cost of $5,000. In addition, we retained The Altman Group, Inc. to act as proxy solicitor in conjunction with the meeting. The Company has agreed to pay that firm a base fee of $7,500, plus customary call-based fees and reasonable out of pocket expenses, for proxy solicitation services. Solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Independent Registered Public Accounting Firm

We have been advised that a representative of Deloitte & Touche LLP, our independent registered public accounting firm for the year ended December 31, 2008, will attend the annual meeting, will have an opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides that our Board of Directors is divided into three classes, as nearly equal in number as possible, with each class serving a consecutive three-year term. The term of the current Class I Directors will expire on the date of the 2009 annual meeting.

The nominees for election as Class I Directors at the 2009 annual meeting are described below. The Nominating and Corporate Governance Committee of the Board of Directors has nominated each of the candidates for election. If elected, each of the nominees is expected to serve for a three-year term expiring at the annual meeting of stockholders of the Company in 2012 and until successors have been elected and qualified. The Board of Directors expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence, one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Nominating and Corporate Governance Committee may propose.

Denis K. Berube, currently serving as a Class I Director, has decided not to stand for re-election at the 2009 annual meeting; therefore, his term will expire upon the election of Class I directors at the 2009 annual meeting. The Board of Directors expresses its appreciation to Mr. Berube for his dedication and service to the Company and the Board of Directors. In anticipation of Mr. Berube’s prospective departure from the Board of Directors, and in order to equalize the size of the classes, the Board of Directors has re-allocated James M. Loy and Peter Nessen, each of whom currently serves as a Class II Director, to Class I. Each of Mr. Loy and Mr. Nessen has consented to stand for re-election as a Class I Director at the 2009 annual meeting.

Nominees for Election

Name and present position,
if any, with the Company	Age, period served as a director, other business experience

Class I Directors
B.G. Beck	72, has served as a director of the Company since February 2004. Mr. Beck was the Founder, President and Chief Executive Officer of Trans Digital Technologies Corporation from 1998 until its acquisition by the Company in February 2004. Mr. Beck currently serves as a member of the board of directors of Cardinal Financial Corporation, a provider of comprehensive individual and corporate banking services.
James M. Loy	66, has served as a director of the Company since July 2006. Mr. Loy has been Senior Counselor at The Cohen Group since 2005. From 2003 to 2005, Mr. Loy served as Deputy Secretary of Homeland Security. From 2002 to 2003, he was Administrator, Transportation Security Administration. He served as Commandant of the U.S. Coast Guard from 1998 to 2002 and was Coast Guard Chief of Staff from 1996 to 1998. From 1994 to 1996, Mr. Loy was Commander of the Coast Guard’s Atlantic Area. Mr. Loy also serves on the board of directors of Lockheed Martin Corporation.

Name and present position,
if any, with the Company	Age, period served as a director, other business experience

Peter Nessen	73, has served as a director of the Company since its incorporation in 1996. Since July 2003, Mr. Nessen has served as the President of Nessen Associates Ltd., a non-profit consulting company. From January 2003 to July 2003, Mr. Nessen served as an adviser to the Governor of the Commonwealth of Massachusetts on education matters. Mr. Nessen has been chairman of the board of directors of NCN Financial, a private banking firm, since January 1995. From June 1993 through December 1994, Mr. Nessen was Dean for Resources and Special Projects at Harvard Medical School. From January 1989 to February 1993, Mr. Nessen was Secretary of Administration and Finance for the Commonwealth of Massachusetts.

The Board of Directors recommends a vote FOR the above-named nominees.

Other Members of the Board of Directors

Including the nominees, the Board of Directors currently consists of 11 directors, each of whom, other than the nominees, is described below. The term of the Class II Directors shall expire at the 2010 Annual Meeting of Stockholders, subject to the election and qualification of their respective successors. The term of the Class III Directors shall expire at the 2011 Annual Meeting of Stockholders, subject to the election and qualification of their respective successors.

Name and present position,
if any, with the Company	Age, period served as a director, other business experience

Class I Director
Denis K. Berube	66, has served as a director of the Company since its incorporation in 1996. Mr. Berube is Executive Vice President and Chief Operating Officer of Lau Technologies. Mr. Berube has been employed at Lau since 1990. Mr. Berube’s term will expire upon the election of Class I directors at the 2009 annual meeting.
Class II Directors
Robert V. LaPenta Chairman, President and Chief Executive Officer	62, has served as the Chairman of the Board of Directors of the Company since December 2005 and as President and Chief Executive Officer of the Company since August 2006. Mr. LaPenta is the founder and Chief Executive Officer of L-1 Investment Partners, LLC, a private investment management firm. From April 1997 to April 2005, Mr. LaPenta served as President, Chief Financial Officer and a director of L-3 Communications Holdings, Inc., which he co-founded in April 1997. From April 1996, when Loral Corporation was acquired by Lockheed Martin Corporation, until April 1997, Mr. LaPenta was a Vice President of Lockheed Martin and was Vice President and Chief Financial Officer of Lockheed Martin’s Command, Control, Communications and Intelligence and Systems Integration Sector. Prior to the April 1996 acquisition of Loral, he was Loral’s Senior Vice President and Controller, a position he held since 1991. He joined Loral in 1972 and was named Vice President and Controller of its largest division in 1974. He became Corporate Controller in 1978 and was named Vice President in 1979. Mr. LaPenta is on the board of trustees of Iona College, the board of directors of Core Software Technologies and the board of directors of Leap Wireless International, Inc.

Name and present position,
if any, with the Company	Age, period served as a director, other business experience

Robert S. Gelbard	64, has served as a director of the Company since September 2005. Ambassador Gelbard has been Chairman of Washington Global Partners, LLC, an international business consulting firm, since April 2005. Prior to that, he was a self-employed international business consultant beginning in October 2002. From March 2002 to September 2002, he was Senior Vice President of International Affairs and Government Relations for ICN Pharmaceuticals, Inc., a global pharmaceuticals company. From February 1967 to January 2002, Ambassador Gelbard held various senior level positions in the U.S. Department of State, including serving as Ambassador to Indonesia from 1999-2001, President Clinton’s Special Representative for the Balkans from 1997-1999, Assistant Secretary of State from 1993-1997, and Ambassador to Bolivia from 1988-1991. In 1989 Ambassador Gelbard received the Presidential Meritorious Award, and in 2002 he received the State Department Distinguished Service Award, its highest decoration.
Harriet Mouchly-Weiss	66, has served as a director of the Company since its incorporation in 1996. Ms. Mouchly-Weiss founded Strategy XXI Group, an international communications and consulting firm, in January 1993 and has served as its managing partner since that time. Ms. Mouchly-Weiss also serves as Vice Chair of the Kreab Group, an international strategic communications consultancy affiliated with Strategy XXI. Prior to founding Strategy XXI Group, Ms. Mouchly-Weiss was President of GCI International, a division of Grey Advertising. Ms. Mouchly-Weiss is a member of the Committee of 200 and currently serves on the boards of the Friends of the United Nations, the UJA-Federation of New York, the Count-Me-In micro-lending group and the Acumen Fund.
Class III Directors
Milton E. Cooper	70, has served as a director of the Company since August 2006 and previously served on the board of directors of Identix Incorporated (“Identix”) from 2001 through August 2006. Mr. Cooper is a past Chairperson for the Secretary of the Army’s National Science Center Advisory Board. From 1992 until his retirement in June 2001, Mr. Cooper served as President, Federal Sector for Computer Sciences Corporation (“CSC”), one of the largest systems integrators for federal government agencies and a leading supplier of custom software for aerospace and defense applications. Mr. Cooper joined Systems Group, the predecessor organization to CSC’s Federal Sector, in 1984, as Vice President, Program Development. Prior to joining CSC, Mr. Cooper served in various marketing and general management positions at IBM Corporation, Telex Corporation and Raytheon Company.

Name and present position,
if any, with the Company	Age, period served as a director, other business experience

Malcolm J. Gudis	67, has served as a director of the Company since August 2006 and formerly served on the board of directors of Identix from 2001 through August 2006. In 1993, he retired as Senior Vice President of Electronic Data Systems Corporation (“EDS”), where he had worked for 22 years. For six of those years, he served as a member of EDS’ Board of Directors, and for eight of those years, he served on EDS’ eight-person Management Board. Mr. Gudis also served as Chief Operating Officer with responsibility for all of EDS’ international and commercial business interests outside of North America, including operations in over 30 countries as well as worldwide responsibility for the market segments comprising the Communications, Transportation and Energy & Petrochemical industries. In 1998, Mr. Gudis was awarded the first International Alumni Award by The Max M. Fisher School of Business at Ohio State University. He currently serves on The Dean’s Advisory Council at The Fisher School of Business at Ohio State University, the board of trustees of The Episcopal School of Dallas where he serves as Chancellor, and numerous charitable and business organizations’ advisory boards.
John E. Lawler	59, has served as a director of the Company since August 2006 and formerly served on the board of directors of Identix from June 2002 through August 2006. Mr. Lawler also served as a director of Visionics Corporation from December 1999 through June 2002. Mr. Lawler has been President of East/West Financial Services, Inc., a diversified financial management and business consulting firm, since November 1987. He is also a co-founder and current Chief Executive Officer of Sterling Wealth Management, Inc., a registered investment advisor, and has served on its board of directors since October 1999, currently serving as Chairman. From March 1982 to March 1988, Mr. Lawler served in various executive positions in Washington D.C. public relations firms, including Gray and Company, an advertising, public relations and lobbying firm, for which he served as Chief Financial Officer. From January 1975 to March 1982, Mr. Lawler served as Chief of the Office of Finance of the U.S. House of Representatives in Washington, D.C. Mr. Lawler also serves on the board of directors of NCI, Inc., a NASDAQ listed government integrator company and on the Board of Trustees of two non-profit faith based endowment funds.

Name and present position,
if any, with the Company	Age, period served as a director, other business experience

B. Boykin Rose	59, has served as a director of the Company since August 2006. Mr. Rose currently serves on the South Carolina Education Lottery Commission, to which he was appointed by Senator Glenn McConnell, President Pro Tempore of the Senate and Chairman of the Senate Judiciary Committee. He is an officer of Fear No Wind, LLC, a company he co-founded in 2004 and serves as Vice President of the Huguenot Society of South Carolina Board of Directors. Mr. Rose served as the Director of the South Carolina Department of Public Safety for nine years. During his tenure as Director, Mr. Rose’s responsibilities included establishment and administration of the Department’s internal operation, policies and procedures and assumed direction of a number of departmental entities including the State Highway Patrol; the State Transport Police Division including the Size and Weight Enforcement Division; the Criminal Justice Academy and Training Division; the Highway Safety Office; the Division of Motor Vehicles which includes the Driver Licensing Division; Vehicle Registration; Vehicle Titling; Licensing and Vehicle Enforcement; the Bureau of Protective Services; and the Office of Justice Programs.

CORPORATE GOVERNANCE

Board Independence Standards for Directors

Pursuant to our Corporate Governance Policy, a copy of which is available on our website at www.L1id.com, the Board of Directors is required to affirmatively determine that a majority of our directors are independent under the listing standards of the New York Stock Exchange (“NYSE”), the principal exchange on which our common stock is traded.

During its annual review of director independence, the Board of Directors considers all information it deems relevant, including without limitation, any transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates. The Board of Directors also considers the recommendations of the Nominating and Corporate Governance Committee, which conducts a separate independence assessment of all directors as part of its nomination process for the Board of Directors and its respective committees. The purpose of this review is to determine whether any such relationship or transaction is considered a “material relationship” that would be inconsistent with a determination that a director is independent. The Board of Directors has not adopted any “categorical standards” for assessing independence, preferring instead to consider all relevant facts and circumstances in making an independence determination including, without limitation, applicable independence standards promulgated by the NYSE.

As a result of this review, the Board of Directors affirmatively determined that, other than Robert V. LaPenta and Denis K. Berube, all of our directors are independent under the listing standards of the NYSE.

Board Committees

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board of Directors has adopted charters for each of its standing committees. Copies of our committee charters are available without charge upon request directed to Investor Relations, 177 Broad Street, Stamford, CT 06901, and are posted on our website at www.L1id.com.

Audit Committee

Members of the Audit Committee are Mr. Peter Nessen (Chairman), Mr. John E. Lawler (Vice Chairman), Mr. Malcolm J. Gudis, and Mr. James M. Loy.

The Board of Directors has determined that each member of the Audit Committee is independent pursuant to the listing standards of the NYSE and the applicable rules of the SEC, that each member of the Audit Committee is financially literate pursuant to the listing standards of the NYSE and that each of Mr. Peter Nessen and Mr. John E. Lawler meets the additional criteria imposed by the SEC to qualify as an audit committee financial expert.

The Audit Committee, among other things, assists the Board of Directors in fulfilling its responsibility relating to (a) the integrity of our financial statements, (b) our systems of internal controls and disclosure controls and procedures, (c) our compliance with applicable law and ethics programs and (d) the annual independent audit of our financial statements. In discharging its duties, the Audit Committee has the sole authority to select, retain, oversee and terminate, if necessary, the independent registered public accounting firm, review and approve the scope of the annual audit, review and pre-approve the engagement of our independent registered public accounting firm to perform audit and non- audit services, meet independently with our independent registered public accounting firm and senior management, review the integrity of our financial reporting process and review our financial statements and disclosures and certain SEC filings.

The Audit Committee met 10 times in 2008. The Audit Committee regularly holds meetings at which it meets with our independent registered public accounting firm without management present.

Compensation Committee

The members of the Compensation Committee are Mr. James M. Loy (Chairman), Mr. Milton Cooper, Mr. Robert S. Gelbard, Mr. Malcolm J. Gudis, Ms. Harriet Mouchly-Weiss and Mr. B. Boykin Rose.

The Board of Directors has determined that each member of the Compensation Committee is independent pursuant to the listing standards of the NYSE and qualifies as an “outside director” pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Compensation Committee plays an integral role in the Company’s processes and procedures for the consideration and determination of executive and director compensation. The Compensation Committee recommends to the Board of Directors the compensation policies and individual compensation decisions for our executive officers and directors, and ensures that these policies and decisions are consistent with overall corporate performance. The Compensation Committee has the authority to approve all stock option grants and other equity awards to our employees, except for grants and awards for directors and executive officers, for which a recommendation is made to the Board of Directors. The Compensation Committee also reviews and recommends to the Board of Directors the target annual incentive pool, the annual performance objectives for participants, and actual payouts to participants, including the executive officers.

The Board of Directors has sole decision-making authority with respect to all compensation decisions for our executive officers and directors, including annual incentive plan awards and grants of equity awards. The Board of Directors is responsible for finalizing and approving the performance objectives relevant to the compensation of our Chairman, President and CEO and considers the recommendations of the Compensation Committee in that regard. The Nominating and Corporate Governance Committee is responsible for leading the Board of Directors in evaluating the performance of our Chairman, President and CEO in light of those objectives.

The Compensation Committee’s recommendations are developed with input from our Chairman, President and CEO and, where appropriate, other senior executives. The Compensation Committee reviews management recommendations and input from compensation consultants, along with other sources of data when formulating its independent recommendations to the Board of Directors. A discussion and analysis of the Company’s compensation policies and decisions regarding the executive officers named in the Summary Compensation

Table appears in this proxy statement under the heading “Executive Compensation — Compensation Discussion and Analysis”.

To assist it in performing its duties, the Compensation Committee has the authority to engage outside consulting firms. Watson Wyatt Worldwide has been engaged by the Compensation Committee to obtain independent information, analysis and recommendations respecting compensation matters. In addition, the Company has from time to time retained Mercer LLC (“Mercer”) to assist in formulating executive compensation recommendations, and the Compensation Committee has reviewed and evaluated materials and recommendations on executive compensation provided by Mercer to the Company.

Outside consulting firms engaged by the Compensation Committee from time to time report directly to the Compensation Committee. For example, on its previous engagements, Watson Wyatt Worldwide reported directly to the Compensation Committee and the Compensation Committee had sole authority to replace Watson Wyatt Worldwide or hire additional Compensation Committee consultants at any time. Representatives from outside consulting firms engaged by the Compensation Committee attend meetings of the Compensation Committee, as requested, and communicate with the Chairman of the Compensation Committee between meetings; however, the Compensation Committee is responsible for making recommendations to the Board of Directors regarding the compensation of our executive officers, and the Board of Directors has sole and ultimate decision-making authority in this regard. None of our management participates in the Compensation Committee’s decision to retain the Compensation Committee’s independent consultants. The Compensation Committee regularly reviews the services provided by its outside consultants and believes that Watson Wyatt Worldwide, during the course of its engagement by the Compensation Committee, was independent in providing executive compensation consulting services to the Compensation Committee. The scope of Watson Wyatt Worldwide’s business is providing executive compensation consulting services and it does not provide the Board of Directors, the Compensation Committee or the Company, directly or indirectly through affiliates, any non-executive compensation services, such as pension consulting or human resource outsourcing. In addition, as part of its engagement by the Compensation Committee, Watson Wyatt Worldwide advised the Chairman of the Compensation Committee of any potential conflicts of interest that could arise and cause Watson Wyatt Worldwide’s independence and duty of loyalty to the Compensation Committee to be questioned. In light of these factors, the Compensation Committee does not believe that a formal conflicts policy is necessary at this time.

The Compensation Committee reviews and discusses with management proposed Compensation Discussion and Analysis disclosures and determines whether to recommend the Compensation Discussion and Analysis to the Board of Directors for inclusion in the Company’s proxy statement and annual report. The recommendation is described in a Compensation Committee Report included in this proxy statement.

The Compensation Committee met 13 times in 2008.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Mr. Robert S. Gelbard (Chairman), Mr. Milton Cooper, Mr. Malcolm J. Gudis, Mr. John E. Lawler, Ms. Harriet Mouchly-Weiss, Mr. Peter Nessen and Mr. B. Boykin Rose.

The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent, pursuant to the listing standards of the NYSE.

Our Amended and Restated Certificate of Incorporation expressly delegates to the Nominating and Corporate Governance Committee the full and exclusive power and authority otherwise conferred upon the Board of Directors to evaluate candidates and nominate persons to stand for election to the Board of Directors or fill vacancies on the Board of Directors or newly created directorships. In addition, the Nominating and Corporate Governance Committee (a) identifies candidates to serve as directors and on committees of the Board of Directors, (b) develops, recommends and reviews our corporate governance guidelines on a regular basis, and (c) assists the Board of Directors in its annual review of the Board of Directors performance.

Our Amended and Restated Certificate of Incorporation provides that the Class III Directors have the right to appoint one additional Director, notwithstanding the other exclusive powers and authorities vested in the Nominating and Corporate Governance Committee. The Amended and Restated Certificate of Incorporation also requires that any increase in the maximum size of the Board of Directors (currently 14 with three vacancies) requires the approval of (A) at least two thirds of the entire Board of Directors and (B) at least two thirds of the independent members of the Board of Directors.

The Nominating and Corporate Governance Committee met five times in 2008.

Stockholder Nominations

Our Amended and Restated By-Laws contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company’s annual meeting of stockholders. The Board of Directors has also adopted a formal policy concerning stockholder recommendations of Board of Directors’ candidates to the Nominating and Corporate Governance Committee. This policy is set forth in the Company’s Nominating and Corporate Governance Committee charter, which is available on the Company’s website at www.L1id.com. Under this policy, the Nominating and Corporate Governance Committee considers director candidates recommended by stockholders who satisfy the notice, information and consent requirements set forth in the Company’s by-laws. To recommend a nominee for election to the Board of Directors, a stockholder must submit his or her recommendation to the Secretary at the Company’s principal executive offices at 177 Broad Street, Stamford, CT 06901. A stockholder’s recommendation must be received by the Company (i) no later than the 75th day, nor earlier than the 120th day, prior to the first anniversary of the previous year’s annual meeting of stockholders, (ii) or, in the event that the annual meeting of stockholders is called for a date more than seven days prior to the first anniversary of the previous year’s annual meeting of stockholders, (A) no later than the close of business on the 20th day following the first date on which the date of such meeting was publicly disclosed or (B) if such date of public disclosure occurs more than 75 days prior to such scheduled date of such meeting, then the later of (x) the 20th day following the first date of public disclosure of the date of such meeting or (y) the 75th day prior to the scheduled date of such meeting.

A stockholder’s recommendation must be accompanied by the following information with respect to a stockholder director nominee as specified in the By-Laws (i) the name, age, business address and residence address of the recommended person, (ii) the principal occupation or employment of the recommended person during the past five years, (iii) the class and number of shares of the Company stock beneficially owned by the recommended person on such date, (iv) whether in the past five years the recommended person has (1) filed for bankruptcy, (2) been convicted in a criminal proceeding or named subject of a criminal proceeding, (3) been found by any court of competent jurisdiction to have violated any Federal law or Federal commodities law, and such judgment or finding was not been subsequently reversed, suspended or vacated or (4) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any competent jurisdiction or of any Federal or state governmental or quasi-governmental agency, authority or commission enjoining him or her or otherwise limiting him or her from engaging in any type of business practice or in any activity in connection with the purchase or sale of any security or commodity and (v) the consent of the recommended person to serve as a director of the Company in the event that he or she is elected.

The recommending stockholder must also include in the notice (i) his or her name and address, (ii) the number of shares beneficially owned by him or her on the date of notice and the number of shares beneficially owned by any other stockholder supporting such nomination, (iii) a representation that he or she intends to appear in person at the meeting or that he or she nominates the person specified in the notice and (iv) a description of all arrangements or understanding between him or her and the nominee.

We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company. See “PROPOSALS BY STOCKHOLDERS” for the deadline for nominating persons for election as directors at our 2010 annual meeting of stockholders.

Criteria for Director Nominees

In evaluating director nominees, the Nominating and Corporate Governance Committee considers the following factors:

•	character and integrity;

•	expertise and experience, including leadership qualities and experience, high-level managerial experience in a relatively complex organization or experience dealing with complex problems;

•	ability to provide advice and practical guidance based on experience;

•	independence pursuant to the rules promulgated by the SEC and the NYSE;

•	sound and independent business judgment and commitment to stockholder value;

•	sufficient time to dedicate towards Board of Directors’ activities and towards fulfillment of responsibilities to the Company; and

•	whether the candidate assists in achieving a mix of Board of Directors members that represents a diversity of background and professional experience.

Other than the foregoing, there are no minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to, and a potential or incumbent director will not necessarily satisfy all of, the foregoing criteria and in evaluating a candidate does not distinguish on the basis of whether the candidate was recommended by a stockholder.

Process for Identifying and Evaluating Director Nominees

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or if the Nominating and Corporate Governance Committee decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee based on the criteria listed above. Current members of the Nominating and Corporate Governance Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Nominating and Corporate Governance Committee. Research may also be performed to identify qualified individuals.

Attendance at Meetings

Board and Committee Meetings

It is our policy that directors are expected to dedicate sufficient time to the performance of his or her duties as a director, including by attending meetings of the stockholders, Board of Directors and committees of which he or she is a member.

In 2008, the Board of Directors held 15 meetings (including regularly scheduled and special meetings) and took action by unanimous written consent on four occasions. All directors attended at least 75% of the total number of meetings of the Board of Directors and committees of the Board of Directors on which such director served.

Stockholder Meeting

All of our directors attended our 2008 annual meeting of stockholders.

Lead Director Presiding at Executive Sessions

Consistent with the Company’s Corporate Governance Policy, the Board of Directors schedules executive sessions without any management members present in conjunction with every regularly scheduled Board of Directors’ meeting. Peter Nessen, Chairman of the Audit Committee of the Board of Directors, acts as Lead Director and presides over regularly scheduled executive sessions of non-management directors.

Stockholders and other parties interested in communicating directly with Mr. Nessen may do so by writing to Mr. Nessen, c/o Secretary, 177 Broad Street, Stamford, CT 06901.

Stockholder Communications with the Board of Directors

Stockholders and other parties interested in communicating directly with the Board of Directors as a group may do so by writing to the Board of Directors, c/o Secretary, 177 Broad Street, Stamford, CT 06901. The Secretary will review all correspondence and regularly forward to the Board of Directors all such correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that the Secretary otherwise determines requires attention. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman and Vice Chairman of the Audit Committee. We have adopted a Whistleblower Policy, which establishes procedures for submitting these types of concerns, either personally or anonymously through a toll free telephone “hotline” operated by an independent party. A copy of our Whistleblower Policy is available on our website at www.L1id.com.

Stockholders and other parties interested in communicating directly with Mr. Nessen or Mr. Lawler as Chairman and Vice Chairman of the Audit Committee, respectively, may do so by writing to Mr. Nessen or Mr. Lawler, c/o Secretary, 177 Broad Street, Stamford, CT 06901.

Code of Business Ethics & Standards of Conduct

We have adopted a Code of Business Ethics & Standards of Conduct (the “Code”), that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Copies of the Code are available without charge upon request directed to Investor Relations, 177 Broad Street, Stamford, CT 06901, and from our website at www.L1id.com. Any amendments to, or waivers under, our Code which are required to be disclosed by the rules promulgated by the SEC will be disclosed on the Company’s website at www.L1id.com.

Corporate Governance Policy

We have adopted a Corporate Governance Policy. This policy outlines the role of our Board of Directors, the composition and operating principles of our Board of Directors and its committees and our Board of Directors’ working process. Copies of our Corporate Governance Policy are available without charge upon request directed to Investor Relations, 177 Broad Street, Stamford, CT 06901, and from our website at www.L1id.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10 percent of our common stock, to file reports of ownership and changes in ownership with the SEC. Based solely upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during the year ended December 31, 2008, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee are present or past employees or officers of the Company or any of its subsidiaries. No member of the Compensation Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K of the Securities Exchange Act of 1934. None of our executive officers currently serves, or in the past fiscal year has served, on the Board of Directors or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on our Board of Directors or Compensation Committee.

The information contained in this proxy statement with respect to the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, the description of the Audit Committee and the independence of the non-management members of the Board of Directors shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in such a filing.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

Set forth below is certain information as of March 12, 2009, with respect to the beneficial ownership determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, of our common stock by (1) each person who, to our knowledge, is the beneficial owner of more than 5% of our outstanding common stock, (2) each director and nominee for director, (3) each of the named executive officers named in the Summary Compensation Table under “Executive Compensation,” and (4) all of our executive officers and directors as a group. Unless otherwise stated, the business address of each person listed is c/o L-1 Identity Solutions, Inc., 177 Broad Street, Stamford, CT 06901.

	Securities Beneficially Owned(1)
	Shares	Percentage
Name and Address of Beneficial Owner	Beneficially Owned	of Shares Outstanding(2)

Principal Securityholders:
Aston Capital Partners L.P.(3)	7,619,047	8.70%
L-1 Investment Partners, LLC(4)	7,619,047	8.70%
Iridian Asset Management LLC(5)	7,956,496	9.08%
Dimensional Fund Advisors LP(6)	6,272,980	7.16%
MHR Institutional Partners III LP(7)	4,859,112	5.55%
Aletheia Research and Management, Inc.(8)	4,397,551	5.02%
Directors:
B.G. Beck(9)	1,115,004	1.27%
Denis K. Berube(10)	898,262	1.03%
Milton E. Cooper(11)	108,870	*
Robert S. Gelbard(12)	45,515	*
Malcolm J. Gudis(13)	90,490	*
John E. Lawler(14)	94,665	*
James M. Loy(15)	22,500	*
Harriet Mouchly-Weiss(16)	69,508	*
Peter Nessen(17)	70,679	*
B. Boykin Rose(18)	22,500	*
Named Executive Officers:
Robert V. LaPenta(19)	11,695,858	13.32%
Chairman, President, and Chief Executive Officer
James DePalma(20)	7,813,725	8.90%
Executive Vice President, Chief Financial Officer and Treasurer
Joseph Atick(21)	1,229,600	1.39%
Executive Vice President, Chief Strategy Officer
Mark S. Molina(22)	377,613	*
Executive Vice President, Chief Legal Officer and Secretary
Joseph Paresi(23)	7,740,755	8.83%
Executive Vice President, Chief Marketing Officer
All Directors and Executive Officers as a Group(24)	16,373,788	18.29%
17 persons

*	Less than 1%.

(1)	The holdings reported in this table for directors and executive officers are based upon information supplied by these individuals to the Company.

(2)	Applicable percentages are based on 87,611,892 shares outstanding as of March 12, 2009.

(3)	The ultimate controlling persons of Aston Capital Partners L.P. (“Aston”) are Robert V. LaPenta, James A. DePalma, Doni L. Fordyce and Joseph Paresi, each of whom is an executive officer of the Company, a managing member of L-1 Investment Partners LLC (“L-1 Partners”), the investment manager of Aston, and a managing member of Aston Capital Partners GP LLC, the general partner of Aston.

(4)	Includes 7,619,047 shares of common stock held by Aston, of which L-1 Partners is the investment manager.

(5)	Based solely on the Schedule 13G filed by Iridian Asset Management LLC (“Iridian”), The Governor and Company of the Bank of Ireland, BIAM Holdings, BancIreland (US) Holdings, Inc. and BAIM (US) Inc. on February 4, 2009. Iridian has direct beneficial ownership of the shares of common stock in the accounts for which it serves as the investment adviser under its investment management agreements. The Governor and Company of the Bank of Ireland, as the sole shareholder of the holding company for the controlling member of Iridian, may be deemed to possess beneficial ownership of the shares of common stock owned by Iridian.

(6)	Based solely on the Schedule 13G/A filed by Dimensional Fund Advisors LP on February 9, 2009. In its role as investment advisor or manager, Dimensional has voting and/or investment control over shares of common stock owned by investment companies, trusts and accounts served by it. Dimensional disclaims beneficial ownership of such shares.

(7)	Based solely on the Schedule 13G filed by MHR Institutional Partners III LP (“MHR”) on February 17, 2009. MHR Institutional Advisors III LLC (“MHR GP”) is a Delaware limited liability company that is the general partner of MHR and, in such capacity, may be deemed to beneficially own the shares of common stock held for the account of MHR. MHR Fund Management LLC (“MHR Fund”) is a Delaware limited liability company that is an affiliate of and has an investment management agreement with MHR, and other affiliated entities, pursuant to which it has the power to vote or direct the vote and to dispose or to direct the disposition of the shares of common stock of held for the account of MHR and, accordingly, it may be deemed to beneficially own the shares of common stock held for the account of MHR. Dr. Mark H. Rachesky is the managing member of MHR GP and MHR Fund and, in such capacity, may be deemed to beneficially own the shares of common stock held for the account of MHR.

(8)	Based solely on the Schedule 13G filed by Aletheia Research and Management, Inc. (“Aletheia”) on February 17, 2009. In its role as an investment advisor or manager, Aletheia possesses investment and/or voting power over such shares. Aletheia disclaims beneficial ownership of such shares.

(9)	Includes 13,000 shares of common stock issuable pursuant to stock options which were exercisable as of March 12, 2009, or which become exercisable within 60 days of such date.

(10)	Includes 812,581 shares of common stock held by Lau Technologies and 400 shares of common stock held by Ms. Lau, the spouse of Mr. Berube and 1,000 shares of common stock held by a minor living at home. Also includes 23,000 shares of common stock issuable pursuant to stock options which were exercisable as of March 12, 2009, or which become exercisable within 60 days of such date. Mr. Berube disclaims beneficial ownership of the shares held by Lau Technologies and the shares held by Ms. Lau. All shares held by Lau Technologies are pledged as security in a collateral account.

(11)	Includes 85,140 shares of common stock issuable pursuant to stock options which were exercisable as of March 12, 2009, or which become exercisable within 60 days of such date.

(12)	Includes 19,000 shares of common stock issuable pursuant to stock options which were exercisable as of March 12, 2009, or which become exercisable within 60 days of such date.

(13)	Includes 56,760 shares of common stock issuable pursuant to stock options which were exercisable as of March 12, 2009, or which become exercisable within 60 days of such date.

(14)	Includes 49,665 shares of common stock issuable pursuant to stock options which were exercisable as of March 12, 2009, or which become exercisable within 60 days of such date.

(15)	Includes 12,500 shares of common stock issuable pursuant to stock options which were exercisable as of March 12, 2009, or which become exercisable within 60 days of such date

(16)	Includes 38,667 shares of common stock issuable pursuant to stock options which were exercisable as of March 12, 2009, or which become exercisable within 60 days of such date.

(17)	Includes 42,500 shares of common stock issuable pursuant to stock options which were exercisable as of March 12, 2009, or which become exercisable within 60 days of such date.

(18)	Includes 12,500 shares of common stock issuable pursuant to stock options which were exercisable as of March 12, 2009, or which become exercisable within 60 days of such date.

(19)	Includes 200,132 shares of common stock issuable pursuant to stock options which were exercisable as of March 12, 2009, or which become exercisable within 60 days of such date. Also includes 7,619,047 shares of common stock held by Aston, as Mr. LaPenta is a managing member of L-1 Partners. Mr. LaPenta disclaims beneficial ownership of the shares held by Aston. Does not include 1,145,337 shares of common stock issuable upon conversion of the shares of Series A Preferred Stock currently held by Mr. LaPenta or 165,655 shares of common stock issuable upon conversion of additional shares of Series A Preferred Stock potentially issuable to Mr. LaPenta pursuant to the terms of the Securities Purchase Agreement, dated June 29, 2008, between the Company and Mr. LaPenta. If the stockholders of the Company approve the proposal to permit the conversion of the Series A Preferred Stock into common stock at the annual meeting, Mr. LaPenta has agreed to promptly convert all shares of Series A Preferred Stock currently held by him into shares of common stock. If such conversion were to occur on March 12, 2009, Mr. LaPenta would beneficially own 12,841,195 shares of Company common stock or 14.44% of the shares of outstanding Company common stock as of such date. On March 12, 2009, Mr. LaPenta voluntarily forfeited and relinquished his rights with respect to 75,000 fully vested options, as described in footnote 5 in the table entitled “Outstanding Equity Awards at Fiscal Year End Table for 2008” on page 34 of this proxy statement.

(20)	Includes 147,680 shares of common stock issuable pursuant to stock options which were exercisable as of March 12, 2009, or which become exercisable within 60 days of such date. Also includes 7,619,047 shares of common stock held by Aston. Mr. DePalma is a managing member of L-1 Partners. Mr. DePalma disclaims beneficial ownership of the shares held by Aston.

(21)	Includes 605,157 shares of common stock issuable pursuant to stock options which were exercisable as of March 12, 2009, or which become exercisable within 60 days of such date.

(22)	Includes 349,172 shares of common stock issuable pursuant to stock options which were exercisable as of March 12, 2009, or which become exercisable within 60 days of such date.

(23)	Includes 91,107 shares of common stock issuable pursuant to stock options which were exercisable as of March 12, 2009, or which become exercisable within 60 days of such date. Also includes 7,619,047 shares of common stock held by Aston. Mr. Paresi is a managing member of L-1 Partners. Mr. Paresi disclaims beneficial ownership of the shares held by Aston.

(24)	Consists of 1,906,737 shares of common stock issuable pursuant to stock options which were exercisable as of March 12, 2009, or which become exercisable within 60 days of such date, and 14,467,051 shares of common stock held by the executive officers and directors as a group and deemed to be beneficially held by the directors and executive officers as a group, including 7,619,047 shares of common stock held by Aston.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding the Company’s compensation policies and decisions for Robert V. LaPenta, our Chairman, President, and Chief Executive Officer (our “CEO”), James A. DePalma, our Executive Vice President, Chief Financial Officer, and Treasurer (our “CFO”), and the three most highly-compensated individuals other than our CEO and CFO who were serving as executive officers on December 31, 2008: Joseph Atick, Executive Vice President and Chief Strategy Officer; Mark S. Molina, Executive Vice President, Chief Legal Officer, and Secretary; and Joseph S. Paresi, Executive Vice President and Chief Marketing Officer. The compensation of these five executive officers (the “Named Executive Officers”) is covered in the Summary Compensation Table presented in this proxy statement. The Compensation Discussion and Analysis appearing in this section (the “CD&A”) includes information regarding, among other things, our executive compensation philosophy, the overall objectives of our executive compensation program, what our compensation policies are designed to reward and a discussion of each element of compensation.

Introduction

The Company is the trusted provider of solutions and services that protect and secure personal identities and assets. Together, our portfolio of subsidiaries and divisions — the Secure Credentialing Division, Biometrics Division, Enrollment Services Division, Enterprise Access Systems Division, Spectal LLC, McClendon LLC and Advanced Concepts, Inc. deliver a full range of offerings required for solving the problems associated with managing human identity. Our offerings form the cornerstone for building convenient and secure identification (ID) solutions. They are built on a 20-year history of trust and reliability established by serving the identity needs of federal governments, civil agencies, law enforcement, border management agencies and commercial businesses.

Our customers include domestic and international governments, law enforcement and border management agencies, various U.S. military branches, and commercial businesses. The security industry has grown rapidly in recent years and is constantly changing as a result of technological advances, the ever-increasing sophistication of our customers and the demand for comprehensive security solutions. In an effort to maintain our leadership position in identity solutions and to meet ever-changing security needs, we must attract and retain executives who are experienced in the security industry and in running growing global businesses. Our long-term success is dependent on a leadership team with the integrity, skills and dedication necessary to oversee a dynamic organization and the vision to anticipate and respond to emerging market developments. Our executive compensation program is designed to motivate and reward individuals who possess these characteristics.

Summary of Our Executive Compensation Program

Program Objectives

Our executive compensation program is designed to further the Company’s annual and long-term business objectives by providing our executives with compensation that is competitive within our industry sector and that will motivate our executives to make decisions that enhance both the Company’s financial position and the value of our stockholders’ investments. Our annual incentive program links compensation directly to both corporate and individual performance factors to motivate executives to meet or exceed annual performance objectives established by the Board of Directors and to encourage their continuing retention.

Compensation-Setting Process

We use a structured process to make compensation decisions for our executives. Each year, the Compensation Committee reviews the base salaries, annual incentive award opportunities, long-term incentive awards and Target Total Direct Compensation (“TTDC”, which represents the sum of these three compensation elements) of our executives, including the Named Executive Officers, and makes recommendations to the Board of Directors for approval. The Compensation Committee recommends any necessary adjustments to executive base salaries effective in August of each year. In addition, after the Company’s year-end financial results are available, annual incentive award payout amounts for the concluded fiscal year are recommended by the Compensation Committee and determined by the Board of Directors. At the beginning of each year, our CEO develops an annual incentive award plan for the year for our executives, including the Named Executive Officers and other key employees (the “Management Incentive Plan” or “MIP”). This plan is then submitted to the Compensation Committee for consideration and approval, and in the case of each executive, the approval of the Board of Directors.

The Compensation Committee works with our CEO throughout its deliberations to ensure that our executives are compensated in accordance with our compensation objectives and policies. In reviewing the compensation levels for our executives, including the Named Executive Officers, the Compensation Committee considers the Company’s ongoing business strategy and growth. The Compensation Committee has determined that the Company will continue to require highly experienced leaders, and motivating and retaining qualified executives will remain critical to our future success.

The Compensation Committee develops its compensation recommendations with input from our CEO and considers each individual’s past performance, experience, importance to our business, internal equity, employment agreement terms, and other factors. The Compensation Committee also considers prior year adjustments to compensation and historical long-term incentive awards. Finally, the Compensation Committee considers market practices to ensure that the compensation we pay to our executives is competitive, by reviewing executive compensation data for comparable companies and general industry surveys.

Competitive Market Analysis

As noted above, in formulating compensation recommendations for our executives, including the Named Executive Officers, the Compensation Committee considers prevailing competitive market practices. In 2007, in recognition of the Company’s significant growth and our ongoing need to motivate and retain executives experienced in the complexities of managing an organization that is being built through numerous acquisitions, the Compensation Committee, with the assistance of Mercer LLC, a national compensation consulting firm (“Mercer”), commissioned a competitive market analysis of our executive compensation program. Mercer evaluated the external marketplace of software and technology companies, screening those companies to identify businesses that operate in the same market as the Company with revenue ranging from 50% to 300% of the Company’s total revenue. However, because the Company’s direct competitors fell outside the target revenue range and were not highly acquisitive in nature, Mercer also selected software and technology companies that were in the target revenue range and are highly acquisitive, resulting in the development of a group of comparable companies (the “Peer Group”) consisting of:

Citrix Systems;

McAfee;

Sybase;

Parametric Technology Corp.;

Lawson Software;

National Instruments Corp.;

Tibco Software;

Quest Software;

Citadel Broadcasting Corp.

Nuance Communications; and

Progress Software Corporation.

In addition, because of the difficulty in identifying comparable companies, Mercer supplemented the selection of the Peer Group by reviewing compensation data from two general industry surveys: America’s Executive Remuneration Database Survey (Mercer) and the Top Management Survey (Watson Wyatt). These surveys were considered, together with the Peer Group, in determining the base salaries and TTDC of our executives, including the Named Executive Officers.

In 2008, the Compensation Committee continued to rely on the foregoing information, recognizing that the establishment of a comparative Peer Group is difficult when considering the rapid growth of the Company and its relative size compared to other companies in the industry in which it competes. In this regard, the Compensation Committee retained Watson Wyatt Worldwide (“Watson Wyatt”), a national executive compensation consulting firm, to obtain independent information and analysis respecting compensation matters and to assist it in evaluating whether compensation recommendations were reasonable and consistent with the market. The Compensation Committee considered Watson Wyatt’s perspective in addressing base salary, annual incentive award opportunity and total cash compensation recommendations. In addition, Watson Wyatt attended Compensation Committee meetings when and as requested by the Compensation Committee to provide advice and analysis of executive compensation and to support the Committee as requested.

Summary of Compensation Actions in 2008 and 2009

In February 2008, the Compensation Committee recommended, and the Board of Directors approved, annual incentive award payouts under the 2007 Management Incentive Plan and current year performance objectives for our executives and other plan participants under the 2008 Management Incentive Plan (the “2008 MIP”). In October 2008, the Compensation Committee recommended, and the Board of Directors approved, adjustments to our executives’ base salaries effective August 29, 2008.

In February 2009, the Compensation Committee recommended, and the Board of Directors approved, annual incentive award payouts under the 2008 MIP, and long-term incentive equity awards for our executive officers.

A discussion and analysis of the foregoing actions affecting the 2008 compensation and 2009 incentive opportunities appears below.

Elements of Compensation

In 2008, the primary compensation elements for our executives, including the Named Executive Officers, were:

•	base salary;

•	annual incentive awards;

•	long-term incentive awards; and

•	retirement and other benefits

In addition, certain of our executives, including all of our Named Executive Officers, have an employment agreement with the Company that provides potential payments and benefits upon termination of employment for a variety of reasons, including following a change in control of the Company.

Base Salary

Under our executive compensation program, we view the purpose of base salary to fairly and competitively compensate our executives, including the Named Executive Officers, with a fixed amount of cash for the jobs they perform. Accordingly, we seek to ensure that base salary levels are competitive and consistent with industry practices. The challenge for the Company with its rapid growth in size is to keep base compensation at competitive levels and in line with our compensation philosophy.

Each of our Named Executive Officers is party to an employment agreement with the Company. Each of these agreements specifies the minimum base salary level that each Named Executive Officer is to receive during the term of his agreement. The Board of Directors may in its discretion set their base salary at any higher level that it deems appropriate.

In October 2008, the Compensation Committee reviewed base salary levels and made recommendations for salary adjustments to the Board of Directors, which adjustments were to be effective August 29, 2008. The salary increases for our CEO, CFO and the other Named Executive Officers recommended by the Compensation Committee totaled $85,000 in the aggregate, or 3.91% per executive on average. These increases were consistent with the salary increases paid to other employees of the Company in 2008 (on a percentage basis), and reflected the desire of the Compensation Committee to provide an increase in base salary sufficient to cover the annual increase in the cost of living while ensuring that the base salaries for our executives are consistent with the market in the year ahead.

As a result of the review, the Board of Directors approved the following adjustments to the base salaries of the Named Executive Officers, effective as of August 29, 2008:

•	Mr. LaPenta’s base salary was increased by $35,000 (an increase of 4.6%). The salary increase for Mr. LaPenta was paid in fully vested shares, reflecting the desire of the Compensation Committee to continue to align his compensation with Company performance and the interests of our stockholders. The share award is described in the Grants of Plan-Based Awards Table on page 30.

•	Dr. Atick’s base salary remained the same.

•	Mr. DePalma’s base salary was increased by $20,000 (an increase of 5.3%).

•	Mr. Molina’s base salary was increased by $20,000 (an increase of 6.1%).

•	Mr. Paresi’s base salary was increased by $10,000 (an increase of 3.0%).

The base salaries earned by the Named Executive Officers during 2008 are reported in the Summary Compensation Table on page 29 of this proxy statement and have been pro-rated accordingly based on the effective date (August 29, 2008) of these increases.

Annual Incentive Awards

We provide an annual incentive program that links executive compensation directly to both corporate and individual performance factors to motivate executives to meet or exceed annual performance objectives established by the Board of Directors and to encourage their continuing retention.

Target Award Levels

Under the Management Incentive Plan, target award levels for plan participants, which are generally expressed as a percentage of base salary earned for the year, are established by our CEO at the time of hire, promotion or transfer to an eligible position. Factors that are considered in determining a target award level for management personnel include prior award targets and actual payouts, the participant’s last performance rating, exceptional contributions, market value of the position, job functions, internal pay equity, subsidiary or division performance and requirements of any existing employment agreement. In the case of our Named Executive Officers, their target award levels of 50% of base salary were specified in their employment agreements.

The Compensation Committee determined during its executive compensation review (conducted in October 2007) that these current target award levels of 50% of base salary, when taken together with base salary, were appropriate. While Mercer’s assessment of the data in 2007 suggested that the Company could be more aggressive on the bonus opportunity for certain of the Named Executive Officers, the Compensation Committee’s desire was to continue to align executive compensation with ultimate stockholder performance. Accordingly, the Compensation Committee has placed more emphasis on the long term incentive awards delivered through equity than on the annual incentive opportunity typically delivered in cash.

Target Award Measures

Award payouts are based on the Company’s actual performance for the year measured against one or more corporate objectives (as determined by the Compensation Committee and approved by the Board of Directors) and individual performance for the year measured against one or more individual objectives (as deemed achieved by our CEO and approved by the Board of Directors).

Award Payouts

Award payouts are made after the end of the year based on a review of corporate and individual performance against each executive’s pre-established corporate and individual objectives. Generally, a 90% threshold performance level has been achieved for each objective. If this threshold is not met for a given component, then there would be no payout under that component. Where this threshold is exceeded, then the payout will increase at designated intervals as the level of performance increases. Meeting the pre-established performance objectives for a performance component will result in a full payout, while exceeding the targeted objectives may result in a greater payout, subject to the approval of the Compensation Committee and, in the case of our executive officers, the Board of Directors. Generally the MIP guidelines provide that in no case will a payout exceed 125% of the targeted payout amount, unless the CEO recommends and the Compensation Committee (or the Board of Directors, as the case may be) approves a higher payment in recognition of exceptional performance.

2008 Management Incentive Plan (“2008 MIP”).  In February 2008, the Compensation Committee recommended, and the Board of Directors approved, performance objectives for our executives and other plan participants under the 2008 MIP. The performance objectives included a Company performance component and an individual performance component. For the Named Executive Officers, the Company performance component accounted for 60% of each executive’s target award, reflecting the desire of the Compensation Committee and the Board of Directors to place greater emphasis on the achievement of the Company’s financial objectives for the year, while the individual component accounted for the remaining 40% of each executive’s target award. For all other MIP participants including other executives, the Company performance component and the individual performance component each accounted for 50% of the target award.

For example, if a Named Executive Officer’s total target award level was $100,000, the portion of the award based on Company performance (at target) would be equal to $60,000. Similarly, the portion of the award based on individual performance would be equal to $40,000. If either of the corporate performance measures (actual sales revenue or adjusted EBITDA) was greater than 90% of the 2008 target level but less than 100%, the potential award payout for this component would be limited to 75% of the target, and, if actual revenue or profitability was less than 90% of the 2008 target level, there would be no payout with respect to the Company performance component. Generally, if the participant’s actual performance against his individual performance goals was less than 50%, there will be no credit granted for this particular factor. Generally, if actual performance was greater than 50% but less than 90%, the maximum credit to be granted would be 50% for this particular factor. If actual performance was greater than 90% (but less than 100%), payment for this component would be capped at a maximum of 75%.

The Company performance component was comprised of two metrics: total Company/subsidiary/division revenue, and earnings before interest, income taxes, depreciation, and amortization and after adjustment for stock-based compensation expense (“Adjusted EBITDA”). In the case of the Named Executive Officers, these measures were based on consolidated Company revenue and Adjusted EBITDA relating to the Company’s businesses prior to any acquisitions finalized in 2008. For the year ended December 31, 2008, the overall Company revenue target was set at $550 million and the overall Company Adjusted EBITDA target was set at $82.5 million. In February 2009, the Compensation Committee determined, based on the Company’s audited consolidated financial results (without regard to the businesses acquired by the Company in 2008), that the Company achieved 91% of its consolidated revenue target and 91% of its consolidated Adjusted EBITDA target.

The individual performance component was based on the achievement of pre-established individual strategic goals reflecting corporate or business unit objectives. We believe that this approach better aligns individual performance with our corporate, subsidiary and divisional goals for the year. The individual performance objectives for our Named Executive Officers were intended to balance both quantitative metrics and qualitative goals that would require exceptional performance to attain in full.

Individual performance objectives addressing the following responsibilities were established for our Named Executive Officers for 2008 and were evaluated in connection with determining each executive’s annual incentive award payout:

•	Mr. LaPenta — set an appropriate “tone at the top” for the Company by demonstrating high ethical values, honesty and integrity; established and communicated vision, showed leadership by attaining a shared vision and high performance among top management, managed Board of Directors’ relations and executed Board of Directors’ directives, represented the Company among its constituencies, established short and long term strategies with respect to technologies, products and services, selected and monitored management team and developed a succession plan.

•	Mr. DePalma — supported and executed merger and acquisition activities, streamlined financial operations through effective implementation of systems and resources, supported divisions in reporting operational effectiveness and in strengthening financial organization and processes, improved cash management, and evaluated and executed financing alternatives.

•	Dr. Atick — focused on Middle East and India opportunities, developed iris technology capabilities, supported specified product releases and specified customer efforts, and led efforts to reorganize and integrate Comnetix, Identix and SecuriMetrics into the Biometrics Division, and to integrate Bioscrypt into the L-1 group.

•	Mr. Molina — led legal efforts on all mergers and acquisitions activity and continued to play significant role in structuring, negotiating, and closing the Company’s M&A transactions; led legal efforts to resolve a material, longstanding intellectual property and contractual dispute; managed outside legal resources on a global basis, maximizing results and enhancing efficiencies; led legal efforts to preserve a material Government contract award in the face of a third party protest; directed training and compliance efforts respecting newly adopted Government contracting regulations.

•	Mr. Paresi — managed international sales staff, established and achieved marketing goals, coordinated state and local marketing efforts, established and achieved goals for sales representatives, and achieved certain program objectives.

The following process was used to evaluate corporate and individual performance and to decide the appropriate payout levels for the Named Executive Officers.

Following the 2008 fiscal year-end, our CEO formulated his recommendations for the Compensation Committee with respect to proposed award payouts in accordance with the terms of the 2008 MIP. In developing his recommendations, our CEO reviewed the Company’s performance against the corporate revenue and Adjusted EBITDA targets for the year, and made subjective assessments of each executive’s individual performance against his strategic objectives. In making his assessments of individual performance, all of the Named Executive Officers were credited with having achieved his individual performance objectives for 2008.

In view of his concerns regarding the ongoing global economic crisis and after evaluating the Company’s actual financial results against the Company’s expectations during 2008, our CEO decided that it would not be in the best interests of the Company and our stockholders to make award payouts at the levels otherwise indicated by the pre-established 2008 MIP formula. Accordingly, he recommended to the Compensation Committee that the award payouts for our executives including the Named Executive Officers be reduced to a level reflecting a 50% (on average) payout, rather than the 75% (on average) payout called for by the pre-established plan formula.

Further, in consideration for this award payout adjustment and to ensure that our executives were treated in an equitable manner, our CEO also recommended to the Compensation Committee that each of our executives, including the Named Executive Officers, be provided with an enhanced annual incentive award opportunity for 2009. Under this arrangement, each executive would be eligible for a cash award opportunity equal to the incremental difference between the incentive award payout calculated for him under the 2008 MIP formula and his actual award payout under the 2008 MIP. Under the 2009 MIP, yet to be established and approved by the Board, 2009 awards will be payable if the Company achieves its 2009 financial targets. The incremental additional 2008 MIP awards will be payable in 2009 only if enhanced financial targets are achieved for 2009, which will exceed the targets for the 2009 MIP. These enhanced targets will be established and approved by the Board of Directors and any incremental additional 2008 MIP award would be payable in addition to the award payout (if any) that the executive earns under the 2009 MIP.

The Compensation Committee, upon due consideration of our CEO’s recommendations, developed proposed 2008 MIP award payouts for our executives, including the Named Executive Officers, and recommended such payouts to the Board of Directors. The Compensation Committee also recommended the proposed enhanced annual incentive award opportunity for our executives (as described above) to the Board of Directors. The Board of Directors approved the Compensation Committee’s recommendations.

The Compensation Committee also recommended that, to reinforce the Company’s philosophy of encouraging executives to make long-term decisions that enhance our financial position and the value of our stockholders’ investments, the award payouts for our CEO and CFO should be made in the form of equity.

The following table shows the total amount of 2008 MIP award payouts, as well as the portion paid in cash versus equity for each of the Named Executive Officers. The equity awards are fully vested at the time of grant.

2008 Annual Incentive Awards Paid

		Cash	Shares	Options
Name	Total Paid(1)	($)	(#)	(#)

Robert V. LaPenta	$200,000	$0	27,285	0
James A. DePalma	$110,000	$0	15,007	0
Joseph Atick	$100,000	$100,000	0	0
Mark S. Molina	$82,500	$82,500	0	0
Joseph Paresi	$100,000	$100,000	0	0

(1)	The compensation used to determine the actual payout is base salary earned during the fiscal year. Since we made adjustments to base salaries effective August 29, 2008, the compensation reflects eight months at the prior salary level and four months at the new salary levels outlined above.

The incentive award payouts for our CEO and CFO were deferred by these executives as permitted under the terms of their respective employment agreements and as further described in the Nonqualified Deferred Compensation Table on page 35 of this proxy statement.

Long-Term Incentive Awards

Historically, our long-term incentive awards have primarily consisted of stock options. We believe that the upside potential in stock options is attractive to our executives and other key employees and that an option’s greater reward for performance and growth orientation compared to other forms of equity is well-aligned with our stockholders’ interests. By providing our executives and other key employees with a direct stake in the Company’s success, these incentives are intended to assure a closer identification of their interests with those of our stockholders and to stimulate their efforts on the Company’s behalf and to strengthen their desire to remain with the Company. Typically, recommendations for long-term incentive awards for our executives, including the Named Executive Officers are made to the Board of Directors by the Compensation Committee taking into account the recommendations of our CEO, as appropriate. The Board of Directors must approve all stock option grants and other equity awards to executives and directors. The Board of Directors retains the discretion to make additional awards to executives at other times in connection with their initial hiring, for retention purposes or otherwise.

We did not make any long-term incentive awards to our executives or other key employees during 2008 with respect to 2007 performance or otherwise (except for grants to new hires and, in the case of certain Named Executive Officers, awards made in lieu of all or a portion of otherwise earned cash bonus or annual base-pay amounts) due to the Compensation Committee’s concerns about the uncertain business environment and, as the year unfolded, the deteriorating stock market Further, the decline in the market price of the Company’s common stock over the course of 2008 led management and the Board of Directors to reconsider the Company’s equity awards program and strategy.

In February 2009, the Compensation Committee recommended, and the Board of Directors approved, long-term incentive awards to our executives, including the Named Executive Officers, and other key employees with respect to 2008 performance consisting of a 50/50 mix of stock options and restricted shares. The Compensation Committee and the Board of Directors believe that the combination of stock options and restricted share awards will further align the interests and objectives of our executives and other key employees with those of our stockholders while encouraging them to act with the long-term perspective necessary to ensure the continued success of the Company. The decision to grant restricted share awards was based on the Board of Directors’ desire, in an uncertain economic climate, to balance the upside potential of stock options (since an executive will realize value from an option only if the market price of the Company’s common stock appreciates and stays above the option’s exercise price for a sustained period) with the attractions of a “full value share” award (since restricted shares, once vested, have an intrinsic value equal to the market price of the Company’s common stock ). The Compensation Committee and the Board of Directors decided that an equal mix of stock options and restricted shares would be an appropriate way to both motivate these individuals and deliver value to them through a competitive compensation package, regardless of future market conditions.

The Compensation Committee and the Board of Directors believe that this mix of long-term incentives will motivate our executives to promote the success of the Company’s business, even if the market remains flat or continues to deteriorate in the future. Both the stock options and restricted share awards will vest based on continued service to the Company over four years in equal annual 25% increments. The Compensation Committee and the Board of Directors believe that these vesting requirements help to create and maintain an environment that motivates retention and longevity of our executives and other key employees. These awards are listed in the table below and will be reflected in the Company’s 2009 proxy statement since these awards were not made during the 2008 fiscal year.

2009 Long-Term Incentive Awards

		Restricted
	Total Shares	Shares	Options
Name	(#)	(#)	(#)

Robert V. LaPenta	140,000	70,000	70,000
James A. DePalma	70,000	35,000	35,000
Joseph Atick	60,000	30,000	30,000
Mark S. Molina	50,000	25,000	25,000
Joseph Paresi	50,000	25,000	25,000

Equity Award Grant Practices

Stock options and other equity awards are granted under the L-1 Identity Solutions, Inc. 2008 Long-Term Incentive Plan. Generally, stock options and other equity awards are granted to newly-hired employees on the later of either the first day of employment with the Company, or the date the option or award is approved by the Compensation Committee or the Board of Directors, as the case may be. Options and other equity awards are granted to continuing executives, our other employees and directors on a regular basis based on performance and other factors. In the case of directors, options and other equity awards are granted when a new director joins the Board of Directors and then automatically thereafter on an annual basis on the first business day of every calendar year as part of the directors’ total compensation for the year. All awards are effective on the date of approval by the Compensation Committee or the Board of Directors, as the case may be, except for annual directors’ grants which are deemed effective automatically on the first business day of each calendar year.

Stock options and other equity awards are granted in accordance with the Company’s Stock Option Grant and Administration Policy as approved by the Board of Directors in December 2006. Recommendations for grants and awards to executives, including the Named Executive Officers, and directors are made to the Board of Directors by the Compensation Committee taking into account management recommendations, as appropriate. The Board of Directors must approve all stock option grants and other equity awards to executives and directors. The Board of Directors retains the discretion to make additional awards to executives at other times in connection with the initial hiring of a new employee, for retention purposes or otherwise.

Each stock option grant and other equity award must specify all of the material terms of the grant or award, including the date of grant, exercise price, vesting schedule, term and any other terms the Compensation Committee or the Board of Directors deems appropriate. Option grants made to our executives, or any of our other employees or directors, are made with an exercise price equal to the closing sales price of a share of the Company’s common stock on the date of grant. Neither the Board of Directors nor the Compensation Committee can delegate its authority or responsibility with respect to stock option grants to any other subcommittee or member of management.

The compensation cost recognized during 2008 in connection with the long-term incentive awards made to the Named Executive Officers is reported in the Summary Compensation Table on page 29 of this proxy statement.

Retirement and Other Benefits

We provide a Section 401(k) Retirement Savings Plan, a tax-qualified defined contribution plan, to our employees and executives, including the Named Executive Officers. This plan permits participants to make pre-tax contributions of up to 90% of their base salary, not to exceed the applicable statutory income tax limitation. In addition, we may make discretionary contributions to the plan in any year, up to certain limits. Historically, the Company has provided a matching contribution equal to 100% of the first 2% and 50% of the next 4% of employee elective contributions; in effect, those employees who make an elective contribution equal to 6% or more receive a 4% matching contribution, subject to the IRS limitations. In 2008, we continued to provide a matching contribution based on this formula. However, our CEO recommended, and the Board of Directors approved, a change in the form of the matching contribution from cash to shares of the Company’s common stock, effective April 4, 2008. The Company’s matching contributions to the accounts of the Named Executive Officers are shown in the Summary Compensation Table on page 29 of this proxy statement.

Additional benefits received by our executives, including the Named Executive Officers, include health care benefits, dental, vision, disability, and life insurance coverage. These benefits are provided on the same basis as to all of our employees. The Named Executive Officers do not receive any perquisites or other personal benefits except that our executives are eligible for an “executive class” life insurance benefit of $1 million (of which $700,000 is guaranteed). This benefit became available on January 1, 2007. Our standard life insurance benefit for our employees generally provides coverage in an amount equal to two times an employee’s base salary, up to a maximum of $500,000.

Under the terms of their respective employment agreements, both our CEO and CFO are permitted to defer the receipt of all or any portion of their annual incentive award payouts if those awards are satisfied in shares of the Company’s common stock. This arrangement is provided to permit these executives the flexibility to defer the obligation to pay taxes on certain elements of their compensation while also potentially receiving earnings on deferred amounts. We believe that this arrangement is an important retention tool for our Company, as many of the companies with which we compete for executive talent provide similar plans or arrangements for their senior employees. Our CEO and CFO each elected to defer receipt of their earned 2008 annual incentive awards and previously deferred receipt of their 2006 and 2007 annual incentive awards.

Employment, Severance and Change-in-Control Agreements

Employment Agreements with Our Named Executive Officers

The Company has entered into an employment agreement with each of our Named Executive Officers. These employment agreements were entered into in connection with the August 2006 merger of Viisage and Identix and are intended to provide each executive with job security for the term of the agreement by specifying the reasons pursuant to which their employment may be terminated by the Board of Directors and providing them with certain compensation and benefits under certain circumstances. These employment agreements also protect the Company’s interests during and following termination of employment by providing specific reasons for termination and by prohibiting the executives from engaging directly or indirectly in competition with the Company, from recruiting or soliciting any officer or employee, from diverting customers to a competitor, or from disclosing confidential Company information or business practices. We believe that these provisions help ensure our long-term success.

In the event of a termination of employment in certain circumstances, including in connection with a change in control of the Company, the employment agreements provide for the immediate and full vesting of all outstanding stock options and restricted share awards in addition to certain severance payments and other benefits.

In certain circumstances, the Company is also obligated under the employment agreements to pay our Named Executive Officers an additional amount so that the net amount paid to or for the benefit of the executive, after deduction of all federal and state income, excise, employment and any other applicable taxes is equal to what the executive would have received if he was not required to pay the taxes. The effects of these taxes generally are unpredictable and can have widely divergent and unexpected effects based on an executive’s personal compensation history. Therefore, to provide an equal level of benefit across individuals without regard to the effect of the excise tax, we have determined that these payments are appropriate for our most senior executives.

For more information about the severance and change-in-control provisions of these employment agreements, see the discussion of Potential Payments Upon Termination or Change in Control and the accompanying narrative on pages 36-45 of this proxy statement.

Rule 10b5-1 Trading Plans

Executives may implement a trading plan under Exchange Act Rule 10b5-1 after pre-clearing the plan with the Company’s Compliance Officer under the Company’s Insider Trading Policy and as long as the plan is entered into when the executive is not in possession of material nonpublic information and during an open trading window under the Company’s Insider Trading Policy. Mr. Mark S. Molina, Executive Vice President, Chief Legal Officer and Secretary, is the Compliance Officer under the Company’s Insider Trading Policy.

Tax Policies

While we generally seek to ensure the deductibility of the incentive compensation paid to our executives, the Compensation Committee retains the flexibility necessary to provide cash and equity compensation in line with competitive practice, our compensation philosophy, and the best interests of our stockholders even if these amounts are not fully tax deductible.

Summary Compensation Table for 2008

The following table sets forth information with respect to the total compensation of the Named Executive Officers for services in all capacities to us and our subsidiaries in 2008.

						Non-Equity
				Stock	Option	Incentive Plan
		Salary	Bonus	Awards	Awards	Compensation	All Other
Name and Principal Positions	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	Comp(5)	Total(6)

Robert V. LaPenta	2008	$750,000	—	$35,000	$1,804,570	$200,000	$9,740	$2,799,310
Chairman, CEO and President	2007	618,974	—	—	1,310,185	275,000	9,540	2,213,699
	2006	187,564	—	37,500	271,293	183,000	7,502	686,859
James A. DePalma	2008	381,872	—	—	916,538	110,000	9,740	1,418,150
EVP, CFO and Treasurer	2007	342,244	—	—	738,582	150,000	9,540	1,240,366
	2006	110,833	—	—	172,078	108,000	—	390,911
Joseph Atick	2008	400,000	—	—	849,484	100,000	9,416	1,358,900
EVP, Chief Strategic Officer	2007	400,000	—	—	790,402	150,000	9,217	1,349,619
Mark S. Molina	2008	331,872	—	—	693,564	82,500	9,740	1,117,676
EVP, Chief Legal Officer and Secretary	2007	298,795	—	—	564,003	130,000	9,540	1,002,338
Joseph S. Paresi	2008	328,436	—	—	523,255	100,000	216	951,907
EVP, Chief Marketing Officer	2007	292,244	—	—	480,155	100,203	217	872,819

(1)	The Company paid no discretionary bonuses to the Named Executive Officers for 2008, 2007 or 2006. Payouts under the Company’s Management Incentive Plan for 2008, 2007 and 2006 are reported in the Non-Equity Incentive Plan Compensation column.

(2)	The amount reported in the Stock Awards column (a) for 2008 represents a fully vested stock award that Mr. LaPenta received in lieu of cash, in connection with his 2008 annual base salary increase; and (b) for 2006 represents the portion of the grant date fair value of the stock-based awards made to Mr. LaPenta during 2006 that was recognized for financial reporting purposes with respect to 2006 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” (SFAS 123(R)). See the Grants of Plan-Based Awards Table for information on the stock awards made in 2008. The amount reflected in this column for 2006 represents a stock award that Mr. LaPenta received while serving as a director of Viisage prior to the merger with Identix. Note that the amount reported in this column reflect the Company’s accounting cost for these awards, and do not correspond to the actual economic value that will be received by Mr. LaPenta from the awards.

(3)	The amounts reported in the Option Awards column represent the portion of the grant date fair value of the stock options granted to the Named Executive Officers during 2008 and in prior years that was recognized for financial reporting purposes with respect to 2008, 2007 and 2006 in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts reported exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions made in calculating the grant date fair value amounts for the options granted in 2008, 2007 and 2006 are incorporated herein by reference to the discussion of those assumptions in note 7 to the Company’s consolidated financial statements as contained in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2009.

Note that the amounts reported in this column reflect the Company’s accounting cost for these options, and do not correspond to the actual economic value that will be received by the Named Executive Officers from the options. As of December 31, 2008, and as of the date of this proxy statement, the exercise price of all options held by the Named Executive Officers exceeded the trading price per share of our common stock on the NYSE.

Pursuant to the SEC rules, the amounts reported in this column do not include the February 2009 long term incentive awards, which will be included in the Summary Compensation Table for 2009 and are discussed under the heading “Long Term Incentive Awards” in the Compensation Discussion and Analysis beginning on page 25 of this proxy statement.

(4)	The amounts reported in the Non-Equity Incentive Plan Compensation column represent the amounts earned by the Named Executive Officers for 2008 and, as applicable, 2007 and 2006 under the Company’s annual Management Incentive Plan. With respect to Mr. LaPenta, (a) the indicated amount reported for 2008 was satisfied by the issuance of 27,285 shares of the Company’s common stock, the distribution of which Mr. LaPenta has deferred on the terms set forth in his employment contract, (b) the indicated amount reported for 2007 was satisfied by the issuance of 20,755 shares of the Company’s common stock, the distribution of which Mr. LaPenta has deferred on the terms set forth in his employment agreement and (c) the indicated amount reported for 2006 was satisfied by the grant of a fully vested option to purchase 15,132 shares of the Company’s common stock with a five-year term and the issuance of 5,430 shares of the Company’s common stock, the distribution of which Mr. LaPenta has deferred on the terms set forth in his employment agreement. With respect to Mr. DePalma, (a) the indicated amount reported for 2008 was satisfied by the issuance of 15,007 shares of the Company’s common stock, the distribution of which Mr. DePalma has deferred on the terms set forth in his employment agreement , (b) the indicated amount reported for 2007 was satisfied by the issuance of 11,321 shares of the Company’s common stock, the distribution of which Mr. DePalma has deferred on the terms set forth in his employment agreement and (c) the indicated amount reported for 2006 was satisfied by the grant of a fully vested option to purchase 8,930 shares of the Company’s common stock with a five-year term and the issuance of 3,205 shares of the Company’s common stock, the distribution of which Mr. DePalma has deferred on the terms set forth in his employment agreement. With respect to Dr. Atick, the amount reported for 2008 was paid in cash and the amount reported for 2007 was satisfied by the grant of a fully vested option to purchase 12,082 shares of the Company’s common stock with a five-year term and the payment of $100,000 in cash. With respect to Mr. Molina, the amount reported for 2008 was paid in cash and the amount reported for 2007 was satisfied by the grant of a fully vested option to purchase 6,041 shares of the Company’s common stock with a five-year term and the payment of $105,000 in cash. The amounts reported for 2008 and 2007 for Mr. Paresi was paid in cash. The Company determined the number of shares to be issued to satisfy the awards as described above based on, in the case of the fully-vested options, a Black-Scholes valuation model and, in the case of the common stock, the closing sales price per share of the Company’s common stock as reported on the NYSE on the date of grant. The amounts reported were paid in the year following the year that the amounts were earned. For a description of this plan, see “Annual Incentive Awards” on page 22 of this proxy statement.

(5)	The amounts reported in the All Other Compensation column represent (i) the aggregate annual Company contributions to the accounts of the Named Executive Officers under the Company’s Section 401(k) Retirement Savings Plan, a tax-qualified defined contribution plan, and (ii) additional premiums paid for executive life and AD&D insurance. Company matching contributions to the Section 401(k) retirement accounts were made in the form of cash until April 4, 2008; thereafter the matching contribution was made in the form of shares of the Company’s common stock for all participating employees. The amounts included here represent the total annual matching contribution for each of the Named Executive Officers without regard to the form of contribution.

(6)	For purposes of comparing 2006 and 2007 compensation, please note that our CEO and CFO commenced employment with the Company on August 29, 2006 and accordingly their reported 2006 compensation covers only four calendar months.

Grants of Plan-Based Awards Table for 2008

The following table sets forth information regarding grants of plan-based awards made to the Named Executive Officers in 2008 under any plan.

						All Other
						Option
		Estimated		All Other		Awards:		Exercise
		Possible Payouts		Stock Awards		Number of		or Base	Grant Date
		Under		Number of		Securities		Price of	Fair Value of
		Non-Equity		Shares of Stock		Underlying		Option	Stock and
	Grant	Incentive		or Units		Options		Awards	Option Awards
Name	Date	Plan Awards(1)		(#)		(#)		($/Sh)(2)	($)(3)
		Target	Maximum
		($)	($)

Robert V. LaPenta		380,833	476,041
	2/12/08			20,755	(4)				275,000
	10/28/08			4,756	(5)				35,000
James A. DePalma		190,833	238,541
	2/12/08			11,321	(4)				150,000
Joseph Atick		200,000	250,000
	2/12/08					12,082	(6)	13.25	50,000
Mark S. Molina		165,833	207,291
	2/12/08					6,041	(6)	13.25	25,000
Joseph S. Paresi		164,167	205,208

(1)	This column shows the target and maximum annual incentive award opportunity for each of the Named Executive Officers under the 2008 Management Incentive Plan. The 2008 Management Incentive Plan does not provide a minimum guaranteed bonus payment. In each case, the target award was 50% of base salary earned for the year as provided by Named Executive Officer’s employment agreement. The actual amounts paid to the Named Executive Officers under the 2008 Management Incentive Plan are as follows: Robert V. LaPenta — $200,000, James A. DePalma — $110,000, Joseph Atick — $100,000, Mark S. Molina — $82,500, and Joseph Paresi — $100,000. Since we made adjustments to base salaries effective August 29, 2008, the target awards shown were pro-rated to reflect eight months at the prior salary level and four months at the new salary levels.

(2)	This column shows the exercise price for the stock options granted in 2008, which, in the case of all such option grants, was equal to the closing market price per share of the Company’s common stock on the grant date.

(3)	For information on the assumptions that were used in calculating these amounts, see Notes 2 and 3 to the Summary Compensation Table on page 29 of this proxy statement.

(4)	Our CEO and CFO elected to receive their 2007 bonus payment in the form of fully vested restricted shares, receipt of which was deferred in accordance with the terms of their respective employment agreements.

(5)	Our CEO was granted 4,756 fully vested shares in lieu of cash in respect of his 2008 annual salary increase.

(6)	Dr. Atick and Mr. Molina were granted fully vested stock options in lieu of cash in connection with the 2007 bonus payment.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

The Company has an employment agreement covering one or more compensation items with each of the Named Executive Officers. These agreements were entered into in connection with the merger of Viisage and Identix in August 2006, to ensure the retention of these individuals’ services with the combined company following the transaction. The material terms of these agreements are as follows:

Mr. LaPenta:

1.	Term. Three years, with automatic one-year extensions unless either party gives advance notice of its intention not to renew the agreement.

2.	Compensation and Benefits. During the term of the agreement, Mr. LaPenta is eligible to receive the following compensation:

a.	Base Salary. An initial base salary of $550,000, which may be increased (but not decreased) by the Board of Directors in its discretion. As of December 31, 2008, Mr. LaPenta’s annual base salary was $785,000.

b.	Bonus. An annual performance-based bonus with a target payout equal to 50% of his base salary, with the actual payout (which can be more or less than target) determined by the Board of Directors in its discretion. This amount is payable in cash or, in the Company’s discretion, in shares of the Company’s common stock. If paid in stock, Mr. LaPenta may defer the receipt of such shares.

c.	Additional Benefits. Participation in the Company’s health, welfare, and fringe benefit programs for management employees, and reimbursement of all reasonable expenses incurred by him in his performance of services on behalf of the Company, including reimbursement of up to $50,000 per year for use of his private aircraft for Company-related business travel.

d.	Stock Options. An initial stock option for 315,000 shares of the Company’s common stock with a four-year vesting schedule. Subsequent option grants are at the discretion of the Board of Directors.

3.	Termination. Under specified circumstances, Mr. LaPenta or the Company may terminate his employment prior to the end of the term of the agreement. These circumstances, and any payments and benefits triggered by the termination, are described under Potential Payments Upon Termination or Change in Control on pages 36-45 of this proxy statement.

4.	Additional Provisions. In addition to serving as Chairman, President, and Chief Executive Officer, and President of the Company, Mr. LaPenta is permitted to continue to oversee the Aston Capital Partners L.P. investment fund and his investment in Core Software Technology Corporation.

Mr. DePalma:

1.	Term. Three years, with automatic one-year extensions unless either party gives advance notice of its intention not to renew the agreement.

2.	Compensation and Benefits. During the term of the agreement, Mr. DePalma is eligible to receive the following compensation:

a.	Base Salary. An initial base salary of $325,000, which may be increased (but not decreased) by the Board of Directors in its discretion. As of December 31, 2008, Mr. DePalma’s annual base salary was $395,000.

b.	Bonus. An annual performance-based bonus with a target payout equal to 50% of his base salary, with the actual payout (which can be more or less than target) determined by the Board of Directors in its discretion. This amount is payable in cash or, in the Company’s discretion, in shares of the Company’s common stock. If paid in stock, Mr. DePalma may defer the receipt of such shares.

c.	Additional Benefits. Participation in the Company’s health, welfare, and fringe benefit programs for management employees.

d.	Stock Options. An initial stock option for 180,000 shares of the Company’s common stock with a four-year vesting schedule. Subsequent option grants are at the discretion of the Board of Directors.

3.	Termination. Under specified circumstances, Mr. DePalma or the Company may terminate his employment prior to the end of the term of the agreement. These circumstances, and any payments and benefits triggered by the termination, are described under Potential Payments Upon Termination or Change in Control on pages 36-45 of this proxy statement.

4.	Additional Provisions. In addition to serving as Chief Financial Officer, Mr. DePalma is permitted to continue to oversee the Aston Capital Partners L.P. investment fund and his investment in Core Software Technology Corporation.

Dr. Atick:

1.	Term. Three years, with automatic one-year extensions unless either party gives advance notice of its intention not to renew the agreement.

2.	Compensation and Benefits. During the term of the agreement, Dr. Atick is eligible to receive the following compensation:

a.	Base Salary. An initial base salary of $400,000, which may be increased by the Company’s Compensation Committee in its discretion. As of December 31, 2008, Dr. Atick’s annual base salary was $400,000.

b.	Bonus. An annual performance-based bonus with a target payout equal to 50% of his base salary, with the actual payout (which can be more or less than target) determined by the CEO in conjunction with the Compensation Committee and/or the Board of Directors.

c.	Additional Benefits. Participation in such Company’s benefit plans as are generally available to the Company’s executives.

d.	Stock Options. An initial stock option for 200,000 shares of the Company’s common stock with a four-year vesting schedule. Subsequent option grants are subject to the discretion of the Company’s Compensation Committee, which will determine whether or not to recommend such additional grants to the Board of Directors.

3.	Termination. Under specified circumstances, Dr. Atick or the Company may terminate his employment prior to the end of the term of the agreement. These circumstances, and any payments and benefits triggered by the termination, are described under Potential Payments Upon Termination or Change in Control on pages 36-45 of this proxy statement.

Mr. Molina:

1.	Term. Three years, with automatic one-year extensions unless either party gives advance notice of its intention not to renew the agreement.

2.	Compensation and Benefits. During the term of the agreement, Mr. Molina is eligible to receive the following compensation:

a.	Base Salary. An initial base salary of $285,000, which may be increased by the CEO and the Board of Directors in their discretion. As of December 31, 2008, Mr. Molina’s annual base salary was $345,000.

b.	Bonus. An annual performance-based bonus with a target payout equal to 50% of his base salary, with the actual payout (which can be more or less than target) determined by the CEO in conjunction with the Compensation Committee and/or the Board of Directors.

c.	Additional Benefits. Participation in such Company’s benefit plans as are generally available to the Company’s executives or employees.

d.	Stock Options. An initial stock option for 150,000 shares of the Company’s common stock with a four-year vesting schedule. Subsequent option grants are at the discretion of the CEO and the Board of Directors.

3.	Termination. Under specified circumstances, Mr. Molina or the Company may terminate his employment prior to the end of the term of the agreement. These circumstances, and any payments and benefits triggered by the termination, are described under Potential Payments Upon Termination or Change in Control on pages 36-45 of this proxy statement.

Mr. Paresi:

1.	Term. Three years, with automatic one-year extensions unless either party gives advance notice of its intention not to renew the agreement.

2.	Compensation and Benefits. During the term of the agreement, Mr. Paresi is eligible to receive the following compensation:

a.	Base Salary. An initial base salary of $225,000, which may be increased (but not decreased) by the Board of Directors in its discretion. As of December 31, 2008, Mr. Paresi’s annual base salary was $335,000.

b.	Bonus. An annual performance-based bonus with a target payout equal to 50% of his base salary, with the actual payout (which can be more or less than target) determined by the Board of Directors in its discretion. This amount is payable in cash or, in the Company’s discretion, in shares of the Company’s common stock. If paid in stock, he may defer the receipt of such shares.

c.	Additional Benefits. Participation in the Company’s health, welfare, and fringe benefit programs for management employees.

d.	Stock Options. An initial stock option for 117,000 shares of the Company’s common stock with a four-year vesting schedule. Subsequent option grants are at the discretion of the Board of Directors.

3.	Termination. Under specified circumstances, Mr. Paresi or the Company may terminate his employment prior to the end of the term of the agreement. These circumstances, and any payments and benefits triggered by the termination, are described under Potential Payments Upon Termination or Change in Control on pages 36-45 of this proxy statement.

4.	Additional Provisions. In addition to serving as Chief Sales and Marketing Officer and Executive Vice President of the Company, Mr. Paresi is permitted to continue to oversee the Aston Capital Partners L.P. investment fund.

Outstanding Equity Awards at Fiscal Year-End Table for 2008

The following table sets forth information concerning outstanding unexercised options held by each of the Named Executive Officers as of December 31, 2008.

	Option Awards
	Number of		Number of
	Securities		Securities
	Underlying		Underlying
	Unexercised		Unexercised		Option	Option
	Options (#)		Options (#)		Exercise	Expiration
Name	Exercisable		Unexercisable		Price ($)	Date

Robert V. LaPenta(5)
7/21/06	2,500		—		16.14	7/21/16
8/29/06	157,500		157,500	(1)	14.55	8/29/16
4/3/07	15,132	(2)	—		16.85	4/3/12
5/9/07	25,000		50,000	(1)	20.01	5/9/17
10/30/07	42,500		85,000	(1)	18.00	10/30/17
11/2/07	7,500		15,000	(1)	18.46	11/2/17
James A. DePalma
8/29/06	90,000		90,000	(1)	14.55	8/29/16
4/3/07	8,930	(2)	—		16.85	4/3/12
5/9/07	15,000		45,000	(1)	20.01	5/9/17
10/30/07	15,000		45,000	(1)	18.00	10/30/17
11/2/07	3,750		11,250	(1)	18.46	11/2/17
Joseph Atick(3)
6/25/02	212,850		—		13.09	6/25/12
4/23/03	42,570		—		10.02	4/23/13
4/28/04	7,007		—		14.27	4/28/14
4/28/04	30,832		—		14.27	4/28/14
1/26/05	8,183		—		12.22	1/26/15
1/26/05	58,036		—		12.22	1/26/15
8/29/06	13,404		13,404	(1)	14.55	8/29/16
8/29/06	86,596		86,596	(1)	14.55	8/29/16
4/3/07	8,269	(2)	—		16.85	4/3/17
5/9/07	12,500		37,500	(1)	20.01	5/9/17
10/30/07	5,000		15,000	(1)	18.00	10/30/17
2/12/08	12,082	(4)	—		13.25	2/12/18
Mark S. Molina(3)
10/5/99	23,650		—		17.71	10/5/09
4/27/00	3,179		—		29.60	4/27/10
4/27/00	8,645		—		29.60	4/27/10
7/27/00	35		—		29.73	7/27/10
7/27/00	35,439		—		29.73	7/27/10
7/26/01	5,912		—		10.04	7/26/11
7/26/01	17,737		—		10.04	7/26/11
6/25/02	33,110		—		13.09	6/25/12
4/23/03	14,190		—		10.02	4/23/13
2/4/04	28,380		—		11.14	2/4/14
5/13/04	3,049		—		13.32	5/13/14
5/13/04	53,710		—		13.32	5/13/14
1/26/05	2,365		—		12.22	1/26/15
1/26/05	7,095		—		12.22	1/26/15
8/29/06	13,404		13,404	(1)	14.55	8/29/16
8/29/06	61,596		61,596	(1)	14.55	8/29/16
4/3/07	4,135	(2)	—		16.85	4/3/12
5/9/07	7,500		22,500	(1)	20.01	5/9/17
10/30/07	12,500		37,500	(1)	18.00	10/30/17
2/12/08	6,041	(4)	—		13.25	2/12/18

	Option Awards
	Number of		Number of
	Securities		Securities
	Underlying		Underlying
	Unexercised		Unexercised		Option	Option
	Options (#)		Options (#)		Exercise	Expiration
Name	Exercisable		Unexercisable		Price ($)	Date

Joseph S. Paresi
8/29/06	58,500		58,500	(1)	14.55	8/29/16
4/3/07	7,607	(2)	—		16.85	4/3/12
5/9/07	10,000		30,000	(1)	20.01	5/9/17
10/30/07	2,500		7,500	(1)	18.00	10/30/17
11/2/07	2,500		7,500	(1)	18.46	11/2/17

(1)	These options vest (become exercisable) in four equal annual installments, beginning on the first anniversary of the date of grant.

(2)	These options were granted in connection with the satisfaction of award payouts under the 2006 Management Incentive Plan.

(3)	Grant dates prior to August 29, 2006 for Dr. Atick and Mr. Molina represent option awards attributable to such executive’s service with Identix prior to the merger of Viisage and Identix. These option awards are fully exercisable as a result of accelerated vesting triggered by the merger. The Company assumed these options in the merger.

(4)	These options were granted in connection with the satisfaction of award payouts under the 2007 Management Incentive Plan.

(5)	On March 12, 2009, Mr. LaPenta voluntarily forfeited and relinquished his rights with respect to 75,000 fully vested options, as follows: 25,000 options granted on May 9, 2007 with an exercise price of $20.01 per share; 42,500 options granted on October 30, 2007 with an exercise price of $18.00 per share; and 7,500 options granted on November 2, 2007 with an exercise price of $18.46 per share. Mr. LaPenta did not receive any consideration, nor shall he receive, directly or indirectly, any consideration in respect of such forfeiture and relinquishment.

Option Exercises and Stock Vested Table for 2008

None of our Named Executive Officers exercised options to purchase our common stock or held restricted stock awards subject to vesting during 2008.

Pension Benefits Table for 2008

The Company does not sponsor any defined benefit pension plans for its employees, including the Named Executive Officers.

Nonqualified Deferred Compensation Table for 2008

The Company does not maintain any nonqualified deferred compensation plan for its employees, including the Named Executive Officers. However, the Company permits our CEO and CFO to defer the receipt of their annual incentive award payouts per the terms of their employment agreements.

The following table sets forth information concerning the nonqualified deferred compensation plans and arrangements of the Named Executive Officers as of December 31, 2008 and the year then ended.

		Executive	Company’s	Aggregate	Aggregate
Name	Plan	Contributions	Contributions	Earnings(1)	Balance(2)

Robert V. LaPenta	Election to Defer Annual Incentive Award	$200,000	$—	$(148,854)	$423,619
James A. DePalma	Election to Defer Annual Incentive Award	110,000	—	(83,477)	234,047

(1)	The amounts reported in this column reflect the increase (or decrease) during 2008 in the market value of the shares of the Company’s common stock underlying the deferred amounts that were determined in 2007 (with respect to 2006 annual incentive awards) and 2008 (with respect to 2007 annual incentive awards).

(2)	The amounts reported in this column reflect (i) the market value, as of December 31, 2008, of the shares of the Company’s common stock underlying the deferred amounts that were determined in 2007 (with respect to 2006 annual incentive awards) and 2008 (with respect to 2007 annual incentive awards) and (ii) the deferral amount that was determined in 2009 (with respect to 2008 annual incentive awards). For Mr. LaPenta, these amounts as of the date of deferral were: $91,500 (2006), $275,000 (2007) and $200,000 (2008). For Mr. DePalma, these amounts as of the date of deferral were: $54,000 (2006), $150,000 (2007) and $110,000 (2008).

Potential Payments Following Termination or Change in Control

Under the Company’s employment agreements with Messrs. LaPenta, DePalma, Atick, Molina and Paresi, each of the Named Executive Officers is entitled to payment and benefits upon his termination of employment for specified reasons and in the event of a change in control of the Company. The information below describes and quantifies certain compensation that would be payable to these individuals under the arrangements assuming that the Named Executive Officer’s employment had terminated on December 31, 2008, given the individual’s compensation as of that date. These benefits are in addition to the benefits generally available to the Company’s salaried employees.

Messrs. LaPenta, DePalma, and Paresi:

Termination of Employment.  The executive’s employment may be terminated at any time:

•	by a majority vote of the independent members of the Company’s Board of Directors with Cause (as defined) or without Cause;

•	in the event of the death or disability of the executive; or

•	by the executive’s resignation for Good Reason (as defined) or for no reason.

Termination with Cause or without Good Reason.  If the executive’s employment is terminated by the Company with Cause or by the executive without Good Reason, the executive will receive the following payments and benefits (any amounts payable under this section will be paid within five business days of the termination date):

•	payments of base salary, any awarded but unpaid annual incentive award for any prior completed fiscal year, and expense reimbursement that had accrued but had not been paid prior to the date of termination;

•	payments for any accrued but unused vacation time; and

•	any benefits due through the date of termination as provided under the Company’s compensation or benefit plans.

Generally, “Cause” means the executive’s (i) willful and continued failure to substantially perform his reasonably assigned duties as an officer of the Company or otherwise perform his obligations under his employment agreement (following a 30-day cure period after receipt of notification of nonperformance); (ii) willful and continued breach of the Company’s Board-approved material corporate policies (following a 30-day cure period after receipt of notification of the breach); (iii) willful engagement in illegal conduct or gross misconduct which is materially injurious to the Company; (iv) willful violation of any federal or state securities laws or the Company’s Insider Trading Policy; or (v) material breach of certain provisions of his employment agreement (following a 30-day cure period after receipt of notification of the breach).

Generally, “Good Reason” means any of the following events or circumstances that occur without the executive’s written consent (following a 30-day cure period after receipt of notification of the event or circumstance):

•	a material change in the executive’s duties, a material diminution in the executive’s position, authority, title, or responsibilities or any change in reporting relationship, or a relocation of his principal base of operations to more than 25 miles from Stamford, Connecticut;

•	a reduction in his base salary or target annual incentive award;

•	the Company’s failure to maintain a material compensation or benefit plan in which he participates (unless a substitute or alternative plan is made available), continue the executive’s participation in these plans on a basis that is materially equal to his current participation, obtain comparable compensation and benefits and termination arrangements from a successor to the Company, to pay compensation and benefit amounts within seven days of the date such compensation or benefits are due, or any other material breach of the employment agreement.

Termination without Cause or Resignation for Good Reason.  If the executive’s employment is terminated by the Company without Cause or if the executive resigns with Good Reason, the executive will receive the following payments and benefits:

•	the payments and benefits described in the section concerning termination with Cause or without Good Reason;

•	accelerated vesting of all outstanding but unvested service-based stock options, which will remain exercisable for a period of three years after the termination;

•	a payment equal to the annual incentive award payout to the executive for the last completed fiscal year pro rated for the portion of the current fiscal year that the executive was employed; and

•	until the earlier of either 12 months following the date of termination or the end of the current term of the employment agreement, a payment equal to (i) the executive’s base salary at the rate in effect at the date of termination and (ii) the annual incentive award payout to the executive for the last completed fiscal year (calculated on a pro rated basis if the severance period is less than 12 months) (the “Severance Payment”). During this period, the executive is also to receive continued coverage under the Company’s then-existing medical and dental benefit plans. If the executive is not permitted by the terms of the plans or applicable law to continue participation in these plans, the Company will provide the executive with commensurate insurance coverage at its expense.

One-half of the Severance Payment is to be paid within five business days of the termination, with remaining one-half to be paid within six months of the termination date.

Death or Disability.  If the executive’s employment is terminated as a result of his death or disability, he (or his representatives) will receive all of the payments and benefits described in the section concerning termination without Cause or resignation for Good Reason, except that no Severance Payment or continuing medical and dental coverage is required.

Change in Control.  In the event of a Change in Control of the Company during the term of the employment agreement, where the executive’s employment is subsequently terminated and the executive can reasonably demonstrate that the termination was at the request of a third party who has taken steps reasonably calculated to effect a change in control or otherwise arose in anticipation of or as a result of a change in control, the executive will receive all of the payments and benefits described in the section concerning termination without Cause and resignation for Good Reason, except that the pre- and post-termination payments that are based on the annual incentive award payout are to be based on the target amount in effect on the date of termination.

Generally, a “Change in Control” means:

•	an acquisition of 50% or more of (i) the then-outstanding common stock or (ii) the combined voting power of the then-outstanding securities entitled to vote for directors by any person (but not including a restructuring or recapitalization by the Company or an acquisition by a Company-sponsored employee benefit plan);

•	a time when the continuing directors (that is, the directors who were serving when the employment agreement was executed or their duly recommended or endorsed successors) do not constitute a majority of the Board of Directors;

•	a business combination (such as a merger, consolidation, reorganization, or sale of all or substantially all of the Company’s assets), unless, following the business combination, the beneficial owners of the Company’s securities continue to beneficially own a majority of the outstanding securities of the resulting entity and this ownership is substantially in the same proportion as their ownership before the transaction; and

•	approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

Tax Reimbursement Arrangements.  In the event that any payment or benefit received or to be received by the executive with respect to any equity-based award, bonus or other incentive award payout, or any severance or other plan or arrangement or agreement would be subject to the “golden parachute” excise tax imposed by the federal income tax laws, the Company will pay the executive the additional amount necessary to ensure that the net amount retained by the executive, after deduction of all excise taxes and all taxes on the excise tax payment, as well as any interest, penalties or additions to tax payable by the executive, will be equal to the total present value of the payments intended to be made to the executive at the time these payments are made.

Conditions to Payment.  The payments and benefits provided in the event of a termination of employment without Cause or resignation for Good Reason or following a Change in Control of the Company are contingent upon the executive executing a general release in favor of the Company. In addition, the Company’s obligation to pay any premiums for medical or dental insurance benefits will cease if the executive becomes eligible to receive similar benefits from another employer.

Executive Covenants.  As provided in their employment agreements, Messrs. LaPenta, DePalma and Paresi are subject to (i) confidentiality provisions that prohibit them from disclosing any confidential information of the Company, except in the course of performing their duties for the Company or as required by law, (ii) certain post-employment restrictions on the development of intellectual property rights, during the six-month period following termination and (ii) non-competition provisions that prohibit them, during their employment and for a one-year period following termination of employment, from operating or participating in a business that competes with the Company and from soliciting any of the Company’s employees or customers.

If an executive materially breaches his obligations with respect to the Company’s intellectual property rights or the non-competition provision, the Company may, following a 30-day notice and cure period, cease any Severance Payments made to the executive and recover all prior Severance Payments made to the executive. The Company may also pursue any other legal remedies to rectify the breach.

Dr. Atick

Termination of Employment.  Dr. Atick’s employment may be terminated at any time:

•	by the Company for Cause (as defined) or without Cause;

•	in the event of his death or disability; or

•	upon his resignation for Good Reason (as defined) or for no reason (defined as a Voluntary Termination).

Termination for Cause or Voluntary Termination.  Upon termination for Cause or a Voluntary Termination, Dr. Atick will be paid:

•	all accrued but unpaid base salary to the effective date of termination,

•	any benefits due through the date of termination as required by law or to the extent required under the Company’s benefit plans and any reimbursement of expenses incurred as of the effective date of termination in accordance with Company policy.

Generally, “Cause” means Dr. Atick’s (i) conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony or a crime involving fraud or dishonesty against the Company; (ii) willful and continued failure to substantially perform his duties for the Company (following a 30-day cure period after receipt of notification of the breach); or (iii) breach of his employment agreement (following a 30-day cure period after receipt of notification of the breach).

Termination Other Than For Cause; Resignation for Good Reason or Failure to Renew Employment Agreement.  If Dr. Atick’s employment is terminated by the Company without Cause or if he resigns following: (i) any change in Dr. Atick’s duties, responsibilities or title that is materially adverse and inconsistent with his position (including any change in his duty to report to the CEO); (ii) a decrease in

Dr. Atick’s base salary or eligible bonus percentage of base salary or a decrease in the Company’s benefits (other than changes made to the Company’s benefits plans generally made available to Company employees or executives); (iii) an involuntary relocation of his principal place of duties to a place other than Jersey City, New Jersey or New York, New York (or within three miles of Jersey City, New Jersey); (iv) the Company’s giving notice of termination of Dr. Atick’s employment other than as permitted under his employment agreement; (v) the Company’s failure to cause any successor to the Company to expressly assume and agree to perform under the employment agreement; (vi) Change in Control (as defined) followed by a resignation within 18 months after the Change in Control; or (vii) the then current term of Dr. Atick’s employment agreement is not automatically renewed, then Dr. Atick will be paid:

•	all accrued but unpaid base salary and bonus to the effective date of termination (and, in the case of (vii), all accrued but unpaid vacation pay);

•	his then-current base salary for a period of 24 months (or, in the case of (vii), for a period of 24 months subject to a shorter period in connection with full-time employment);

•	his then-current benefit coverage and premium contributions for a period of 12 months (and, in the case of (vii), for a period of 12 months subject to a shorter period if provided by a successor employer); and

•	immediate and full vesting of all outstanding and unvested stock options and other stock-based awards, which will remain exercisable for a period of 18 months after the termination (or, in the case of (vii), for a period of 18 months subject to a shorter period in connection with full-time employment).

Change in Control.  If a Change in Control occurs when there are less than 12 months remaining in the term of his employment agreement, then Dr. Atick’s employment agreement will be automatically extended to the first anniversary of the Change in Control.

Generally, a “Change in Control” means:

•	if any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

•	the election to a majority of the seats of the Board of Directors of the Company of candidates who were not proposed by a majority of the Board of Directors in office prior to the time of such election; or

•	the dissolution or liquidation (partial or total) of the Company or a sale of assets involving fifty percent (50%) or more of the assets of the Company and its subsidiaries taken as a whole (other than the disposition of a subsidiary), or a merger, reorganization or other transaction or series of related transactions pursuant to which the holders, as a group, of all of the shares of the Company outstanding after the merger, reorganization or other transaction hold, as a group, less than fifty percent (50%) of the shares of the Company outstanding after the merger, reorganization or other transaction.

Death or Disability.  If Dr. Atick’s employment is terminated as a result of his death or disability, he (or his heirs or legal representatives in case of death) will receive:

•	all accrued but unpaid base salary and bonus to the effective date of termination

•	immediate and full vesting of all outstanding and unvested stock options and other stock-based awards

•	any other benefits generally made available to Company employees for death or disability under the Company’s then existing benefits plans

Mr. Molina

Termination of Employment.  Mr. Molina’s employment may be terminated at any time:

•	by the Company for Cause (as defined) or without Cause;

•	in the event of his death or disability; or

•	upon his resignation for Good Reason (as defined) or for no reason (defined as a Voluntary Termination).

Termination for Cause and Voluntary Termination.  Upon termination for Cause or Voluntary Termination, Mr. Molina will be paid:

•	all accrued but unpaid base salary, and all accrued but unpaid vacation pay to the effective date of termination,

•	any benefits due through the date of termination to the extent required under the Company’s benefit plans or any reimbursement of expenses incurred as of the effective date of termination in accordance with the Company policy.

Generally, “Cause” means Mr. Molina’s (i) commission of, conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony or a crime or other material conduct or misconduct involving fraud or moral turpitude; (ii) willful and continued failure to substantially perform his duties for the Company (following a 60-day cure period after receipt of notification of the breach); (iii) if Mr. Molina willfully engages in gross misconduct which is materially and demonstrably injurious to the Company; or (iv) willful breach of his employment agreement in any material respect (following a 30-day cure period after receipt of notification of the breach).

Termination Other Than For Cause; Resignation for Good Reason or Failure to Renew Employment Agreement.  If Mr. Molina’s employment is terminated by the Company without Cause or if he resigns following: (i) any change in Mr. Molina’s authority, duties and responsibilities that is materially adverse and inconsistent with his position; (ii) any change in the reporting structure of the Company, such that Mr. Molina no longer reports to the CEO; (iii) an adverse change in Mr. Molina’s title; (iv) a decrease in Mr. Molina’s base salary or eligible bonus percentage of base salary or a decrease in the Company’s benefits (other than changes made to the Company’s benefits plans generally made available to Company employees or executives); (v) an involuntary relocation to a new location that is more than twenty five miles from Stamford, Connecticut; (vi) the Company’s failure to cause any successor to the Company to expressly assume and agree to perform under the employment agreement in the event of Change in Control or; (vii) the then current term of Mr. Molina’s employment agreement is not automatically renewed, then Mr. Molina will be paid:

•	all accrued but unpaid base salary and bonus to the effective date of termination and all accrued but unpaid vacation pay;

•	his then-current base salary for a period of 24 months (or, in the case of (vii), for a period of 24 months subject to a shorter period in connection with full-time employment);

•	his then-current benefit coverage and premium contributions for a period of 12 months (or less, if provided by a successor employer); and

•	immediate and full vesting of all outstanding and unvested stock options and other stock-based awards, which will remain exercisable for a period of 18 months after the termination.

Change in Control.  If a Change in Control occurs when there are less than 12 months remaining in the term of his employment agreement, then Mr. Molina’s employment agreement will be automatically extended to the first anniversary of the Change in Control.

Generally, a “Change in Control” means:

•	if any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

•	the election to a majority of the seats of the Board of Directors of the Company of candidates who were not proposed by a majority of the Board of Directors in office prior to the time of such election; or

•	the dissolution or liquidation (partial or total) of the Company or a sale of assets involving fifty percent (50%) or more of the assets of the Company and its subsidiaries taken as a whole (other than the disposition of a subsidiary), or a merger, reorganization or other transaction or series of related transactions pursuant to which the holders, as a group, of all of the shares of the Company outstanding after the merger, reorganization or other transaction hold, as a group, less than fifty percent (50%) of the shares of the Company outstanding after the merger, reorganization or other transaction.

Death or Disability.  Pursuant to Mr. Molina’s employment agreement, termination of his employment due to death or disability is equivalent to a “Termination Other Than for Cause”, and will entitle him to the same benefits listed above under “Termination Other Than for Cause”.

The following tables set forth the potential (estimated) payments and benefits to which the Named Executive Officers would be entitled upon termination of employment or following a change in control of the Company, as specified under their employment agreements with the Company.

Potential Payments and Benefits Upon a Termination of Employment
or a Change in Control of the Company for Mr. LaPenta

	Termination without		Following
	Cause or Resignation	Death or	Change in Control
Executive Payments and Benefits(1)	for Good Reason(2)	Disability(2)	of the Company(2)(6)

Accelerated vesting:
Stock options(3)	$—	$—	$—
Payment for annual incentive award (pro rated)	200,000	200,000	200,000
Severance payment(4)	656,667	—	656,667
Continued medical and dental coverage	8,426	—	8,426
Tax reimbursement amounts(5)	—	—	—

TOTAL:	865,093	200,000	865,093

(1)	For purposes of this analysis, we have assumed the executive’s compensation is as follows: current base salary equal to $785,000, a targeted annual incentive award opportunity equal to 50% of his base salary, and outstanding stock option awards as reflected in the Grants of Plan-Based Awards Table for 2008, on page 30 of this proxy statement.

(2)	Assumes the executive’s date of termination of employment was December 31, 2008 and that the market price of the Company’s common stock on December 31, 2008 (the last trading date of the fiscal year) was $6.74 per share.

(3)	For the purposes of this analysis we have assumed the immediate acceleration of all outstanding unvested stock options upon a change-in-control. In the event that Mr. LaPenta’s employment is terminated following a change in control of the Company all outstanding stock options will remain exercisable for a period of three years from the date of termination of employment. This extension of the post-termination exercise period has not been separately valued for purposes of this disclosure.

(4)	Mr. LaPenta is entitled to a bonus payment for the Severance Period equal to the bonus awarded for the most recent completed year, subject to pro rata adjustment if the Severance period is less than 12 months. Therefore, the amount shown for Severance represents 8 months base salary ($523,333) plus a bonus payment for 8 months ($133,333), based on expiration of the current term of Mr. LaPenta’s employment agreement on August 29, 2009. Fifty percent of this payment is to be made at the time of termination of employment, with the remaining 50% to be paid within six months of the termination date.

(5)	We have determined, based on an assumed termination date of December 31, 2008, that no excise tax would be due under Section 280G of the Internal Revenue Code of 1986, as amended.

(6)	Assumes a termination of employment without Cause or for Good Reason (each as defined in the employment agreement).

Potential Payments and Benefits Upon a Termination of Employment
or a Change in Control of the Company for Mr. DePalma

	Termination without		Following
	Cause or Resignation	Death or	Change in Control
Executive Payments and Benefits(1)	for Good Reason(2)	Disability(2)	of the Company(2)(6)

Accelerated vesting:
Stock options(3)	$—	$—	$—
Payment for annual incentive award (pro rated)	110,000	110,000	110,000
Severance payment(4)	336,667	—	336,667
Continued medical and dental coverage	8,426	—	8,426
Tax reimbursement amounts(5)	—	—	—

TOTAL:	455,093	110,000	455,093

(1)	For purposes of this analysis, we have assumed the executive’s compensation is as follows: current base salary equal to $395,000, a targeted annual incentive award opportunity equal to 50% of his base salary, and outstanding stock option awards as reflected in the Grants of Plan-Based Awards Table for 2008 on page 30 of this proxy statement.

(2)	Assumes the executive’s date of termination of employment was December 31, 2008 and that the market price of the Company’s common stock on December 31, 2008 (the last trading date of the fiscal year) was $6.74 per share.

(3)	For the purposes of this analysis we have assumed the immediate acceleration of all outstanding unvested stock options upon a change-in-control. In the event that Mr. DePalma employment is terminated following a change in control of the Company all outstanding stock options will remain exercisable for a period of three years from the date of termination of employment. This extension of the post-termination exercise period has not been separately valued for purposes of this disclosure.

(4)	Mr. DePalma is entitled to a bonus payment for the Severance Period equal to the bonus awarded for the most recent completed year, subject to pro rata adjustment if the Severance period is less than 12 months. Therefore, the amount shown for Severance includes 8 months base salary ($263,333) plus a bonus payment for 8 months ($73,333), based on expiration of the current term of Mr. DePalma’s employment agreement on August 29, 2009. Fifty percent of this payment is to be made at the time of termination of employment, with the remaining 50% to be paid within six months of the termination date.

(5)	We have determined, based on an assumed termination date of December 31, 2008, that no excise tax would be due under Section 280G of the Internal Revenue Code of 1986, as amended.

(6)	Assumes a termination of employment without Cause or for Good Reason (each as defined in the employment agreement).

Potential Payments and Benefits Upon a Termination of Employment
or a Change in Control of the Company for Mr. Paresi

	Termination without		Following
	Cause or Resignation	Death or	Change in Control
Executive Payments and Benefits(1)	for Good Reason(2)	Disability(2)	of the Company(2)(6)

Accelerated vesting:
Stock options(3)	$—	$—	$—
Payment for annual incentive award (pro rated)	100,000	100,000	100,000
Severance payment(4)	290,000	—	290,000
Continued medical and dental coverage	10,892	—	10,892
Tax reimbursement amounts(5)	—	—	—

TOTAL:	400,892	100,000	400,892

(1)	For purposes of this analysis, we have assumed the executive’s compensation is as follows: current base salary equal to $335,000, a targeted annual incentive award opportunity equal to 50% of his base salary, and outstanding stock option awards as reflected in the Grants of Plan-Based Awards Table for 2008 on page 30 of this proxy statement.

(2)	Assumes the executive’s date of termination of employment was December 31, 2008 and that the market price of the Company’s common stock on December 31, 2008 (the last trading date of the fiscal year) was $6.74 per share.

(3)	For the purposes of this analysis we have assumed the immediate acceleration of all outstanding unvested stock options upon a change-in-control. In the event that Mr. Paresi employment is terminated following a change in control of the Company all outstanding stock options will remain exercisable for a period of three years from the date of termination of employment. This extension of the post-termination exercise period has not been separately valued for purposes of this disclosure.

(4)	Mr. Paresi is entitled to a bonus payment for the Severance Period equal to the bonus awarded for the most recent completed year, subject to pro rata adjustment if the Severance period is less than 12 months. Therefore, the amount shown for Severance includes 8 months base salary ($223,333) plus a bonus payment for 8 months ($66,666), based on expiration of the current term of Mr. Paresi’s employment agreement on August 29, 2009. Fifty percent of this payment is to be made at the time of termination of employment, with the remaining 50% to be paid within six months of the termination date.

(5)	We have determined, based on an assumed termination date of December 31, 2008, that no excise tax would be due under Section 280G of the Internal Revenue Code of 1986, as amended.

(6)	Assumes a termination of employment without Cause or for Good Reason (each as defined in the employment agreement).

Potential Payments and Benefits Upon a Termination of Employment
or a Change in Control of the Company for Dr. Atick

	Termination without		Following
	Cause or Resignation	Death or	Change in Control
Executive Payments and Benefits(1)	for Good Reason(2)	Disability(2)	of the Company(2)

Accelerated vesting:
Stock options(3)	$—	$—	$—
Payment for annual incentive award (pro rated)	100,000	100,000	100,000
Severance payment(4)	800,000	—	800,000
Continued medical and dental coverage	5,911	—	5,911
Tax reimbursement amounts(5)	—	—	—

TOTAL:	905,911	100,000	905,911

(1)	For purposes of this analysis, we have assumed the executive’s compensation is as follows: current base salary equal to $400,000, a targeted annual incentive award opportunity equal to 50% of his base salary, and outstanding stock option awards as reflected in the Grants of Plan-Based Awards Table for 2008 on page 30 of this proxy statement.

(2)	Assumes the executive’s date of termination of employment was December 31, 2008 and that the market price of the Company’s common stock on December 31, 2008 (the last trading date of the fiscal year) was $6.74 per share.

(3)	For the purposes of this analysis we have assumed the immediate acceleration of all outstanding unvested stock options upon a change-in-control. In the event that Dr. Atick employment is terminated without Cause upon a Resignation for Good Reason (each as defined in the employment agreement) all outstanding stock options will remain exercisable for a period of 18 months from the date of termination of employment. This extension of the post-termination exercise period has not been separately valued for purposes of this disclosure.

(4)	The amount shown for Severance includes 24 months base salary ($800,000). Fifty percent of this payment is to be made at the time of termination of employment, with the remaining 50% to be paid within six months of the termination date.

(5)	We have determined, based on an assumed termination date of December 31, 2008, that no excise tax would be due under Section 280G of the Internal Revenue Code of 1986, as amended.

Potential Payments and Benefits Upon a Termination of Employment
or a Change in Control of the Company for Mr. Molina

	Termination without		Following
	Cause or Resignation	Death or	Change in Control
Executive Payments and Benefits(1)	for Good Reason(2)	Disability(2)(7)	of the Company(2)(6)

Accelerated vesting:
Stock options(3)	$—	$—	$—
Payment for annual incentive award (pro rated)	82,500	82,500	82,500
Severance payment(4)	690,000	690,000	690,000
Continued medical and dental coverage	16,338	16,338	16,338
Tax reimbursement amounts(5)	—	—	—

TOTAL:	788,838	788,838	788,838

(1)	For purposes of this analysis, we have assumed the executive’s compensation is as follows: current base salary equal to $345,000, a targeted annual incentive award opportunity equal to 50% of his base salary, and outstanding stock option awards as reflected in the Grants of Plan-Based Awards Table for 2008 on page 30 of this proxy statement.

(2)	Assumes the executive’s date of termination of employment was December 31, 2008 and that the market price of the Company’s common stock on December 31, 2008 (the last trading date of the fiscal year) was $6.74 per share.

(3)	For the purposes of this analysis we have assumed the immediate acceleration of all outstanding unvested stock options upon a change-in-control. In the event that Mr. Molina employment is terminated without cause or specified reasons all outstanding stock options will remain exercisable for a period of 18 months from the date of termination of employment. This extension of the post-termination exercise period has not been separately valued for purposes of this disclosure.

(4)	The amount shown for Severance includes 24 months base salary ($690,000). Fifty percent of this payment is to be made at the time of termination of employment, with the remaining 50% to be paid within six months of the termination date.

(5)	We have determined, based on an assumed termination date of December 31, 2008, that no excise tax would be due under Section 280G of the Internal Revenue Code of 1986, as amended.

(6)	Assumes a termination of employment without Cause or a Resignation for Good Reason (each as defined in the employment agreement). However, in the event of any separation of employment following a change in control, Company will pay all costs of relocation to any location in the U.S., or the lump sum cash value thereof.

(7)	In the event of death or disability, Mr. Molina is entitled to receive the same benefits provided for a Termination without Cause.

DIRECTOR COMPENSATION TABLE FOR 2008

	Fees Earned
	or Paid in	Stock	Option	Unvested	All Other
	Cash	Awards	Awards	Option	Compensation	Total
Name(1)	($)(2)	($)(3)	($)(4)	Awards(5)	($)(6)	($)

B.G. Beck	$68,000	$52,890	$—	$—	$—	$120,890
Denis K. Berube(7)	72,000	52,890	—	—	125,000	249,890
Milton E. Cooper	86,000	52,890	—	—	—	138,890
Robert S. Gelbard	100,000	52,890	—	—	—	152,890
Malcolm J. Gudis	98,000	52,890	—	—	—	150,890
John E. Lawler	107,000	52,890	—	—	—	153,590
James M. Loy	101,000	52,890	81,354	12,500	—	247,744
Harriet Mouchly-Weiss	75,000	52,890	—	—	—	221,744
Peter Nessen	113,478	52,890	—	—	—	166,368
B. Boykin Rose	88,000	52,890	81,354	12,500	—	140,890
George J. Tenet(8)	38,000	52,890	230,281	—	—	321,171

(1)	Mr. LaPenta, the current Chairman of the Board of Directors, is not included in this table because, as an employee of the Company, he does not receive any fees for service as a director.

(2)	The Company’s standard fee arrangements for non-employee directors are as follows: a $40,000 annual cash retainer for service as a director payable in quarterly installments. In addition, the chairs of the Audit, Nominating and Corporate Governance, and Compensation Committees, the Vice-Chair of the Audit Committee, and the Lead Director receive a quarterly cash fee of $5,000 for serving in these positions. Non-employee directors are paid $2,000 in cash for attending meetings of the Board of Directors and $1,000 for attending board committee meetings. The following table sets forth the break-down of the fees paid in cash to our directors:

Name	Retainer Fees	Chair Fees		Meeting Fees	Total

B.G. Beck	$40,000	$—		$28,000	$68,000
Denis K. Berube	40,000	—		32,000	72,000
Milton E. Cooper	40,000	7,000		39,000	86,000
Robert S. Gelbard	40,000	20,000		40,000	100,000
Malcolm J. Gudis	40,000	—		58,000	98,000
John E. Lawler	40,000	20,000		47,000	107,000
James M. Loy	40,000	13,000		48,000	101,000
Harriet Mouchly-Weiss	40,000	—		35,000	75,000
Peter Nessen	40,000	28,487	*	45,000	113,478
B. Boykin Rose	40,000	—		48,000	88,000
George J. Tenet	20,000	—		18,000	38,000

*	Include fees in the sum of $3,478 pro-rated for the third fiscal quarter of 2008, and fees for serving as Lead Director during the fourth fiscal quarter of 2008.

(3)	Non-employee directors receive an annual stock award of 3,000 shares of the Company’s common stock that is payable annually on the first business day of each calendar year. The amounts reported in the Stock Awards column represent the portion of the grant date fair value of the stock-based awards made to the non-employee directors during 2008 and in prior years that was recognized for financial reporting purposes with respect to 2008 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” (FAS 123(R)). Pursuant to SEC rules, the amounts reported exclude the impact of estimated forfeitures related to service-based vesting conditions. Any assumptions made in calculating the grant date fair value amounts for the awards made in 2008 are incorporated herein by reference to the discussion of those assumptions in note 7 to the Company’s consolidate financial statements as contained in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2009.

(4)	The amounts reported in the Option Awards column represent the portion of the grant date fair value of the stock options made to the non-employee directors in prior years that was recognized for financial reporting purposes with respect to 2008 in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts reported exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions made in calculating the grant date fair value amounts for the options granted in 2004, 2005, and 2006 are incorporated herein by reference to the discussion of those assumptions in note 7 to the Company’s consolidated financial statements as contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2009. Note that the amounts reported in this column reflect the Company’s accounting cost for these options, and do not correspond to the actual economic value that will be received by the non-employee directors from the options. See the Director Equity Awards Table for 2008 below for details on the stock option grants.

The aggregate number of shares underlying option awards outstanding as of December 31, 2008 for each of the non-employee directors was as follows:

Number of Shares
Underlying
Name	Outstanding Options

B.G. Beck	13,000
Denis K. Berube	23,000
Milton E. Cooper	85,140
Robert S. Gelbard	19,000
Malcolm J. Gudis	56,760
John E. Lawler	49,665
James M. Loy	25,000
Harriet Mouchly-Weiss	38,667
Peter Nessen	42,500
B. Boykin Rose	25,000

For a description of our equity award grant practices for directors, see “Long-Term Incentive Awards” in the Compensation Discussion and Analysis on page 25 of this proxy statement.

(5)	Options vest in equal installments on each of the first and second anniversary dates of grant. The numbers in this column represent the number of shares underlying options granted.

(6)	Perquisites and other personal benefits provided to each of the non-employee directors in 2008 were, in the aggregate, less than $10,000 per director.

(7)	Mr. Berube receives $125,000 per year under a consulting agreement with the Company that is in effect until January 10, 2012 or until he finds full-time employment elsewhere.

(8)	Mr. Tenet resigned from the Board of Directors and all committees on which he served effective June 29, 2008. On July 29, 2008, the Board accelerated the vesting of all unvested stock options granted to Mr. Tenet, and extended the post-termination exercise period for his options from 90 days to three years.

DIRECTOR EQUITY AWARDS FOR 2008

Each non-employee director received an annual stock award of 3,000 shares of the Company’s common stock with a grant date fair value of $52,890 on January 2, 2008.

Certain Relationships and Related Transactions

Private Placement Transaction with Robert V. LaPenta

In connection with our acquisition of Digimarc Corporation in August 2008, we consummated a $120 million private placement transaction. Our Chairman and CEO, Mr. LaPenta, participated in such transaction by purchasing $25 million of our equity securities pursuant to a securities purchase agreement, dated as of June 29, 2008 (the “Securities Purchase Agreement”). Under the Securities Purchase Agreement, on August 5, 2008, we issued and sold to Mr. LaPenta 750,000 shares of common stock for $13.19 per share, and 15,107 shares of non-voting Series A Preferred Stock for $1,000 per share, for aggregate consideration of $25 million. The shares of Series A Preferred Stock held by Mr. LaPenta are convertible into shares of our common stock at a conversion price of $13.19 per share, subject to specified adjustments, if such conversion is then permissible in accordance with the rules and regulations of the NYSE. In addition, If Mr. LaPenta were to transfer shares of Series A Preferred Stock to an unrelated third party, such shares would automatically convert into shares of our common stock at a conversion price of $13.19 per share. The Series A Preferred Stock has a preference of $1,000 per share upon any liquidation or dissolution of the Company, and upon a merger, consolidation, share purchase or similar business combination transaction, will entitle the holder to receive the same consideration as holders of our common stock, as if the Series A Preferred Stock was converted into common stock immediately prior to such event.

The Securities Purchase Agreement provides for indemnification for breaches of representations and warranties or covenants of the Company and against any claims relating to the private placement transactions or the Digimarc acquisition. In addition, in connection with the Securities Purchase Agreement, we entered into a registration rights agreement providing for a “shelf” registration of the resale of shares of common stock acquired upon the conversion of the Series A Preferred Stock.

Pursuant to the Securities Purchase Agreement, we agreed to seek stockholder approval at the 2009 annual meeting to permit the conversion of the Series A Preferred Stock into shares of common stock in compliance with the NYSE rules. If such stockholder approval is obtained, Mr. LaPenta has agreed to promptly convert all shares of Series A Preferred Stock currently held by him into common stock, which will result in the issuance of 1,145,337 shares of common stock to Mr. LaPenta at a conversion price of $13.19 per share. See “Proposal 2: “Proposal to Permit the Conversion of our Series A Preferred Stock into Common Stock,” on page 54 for more information regarding the terms of the Series A Preferred Stock and the conversion of such shares into common stock.

Pursuant to the Securities Purchase Agreement, Mr. LaPenta has a contractual right to receive up to 2,185 additional shares of Series A Preferred Stock if the volume weighted average price of a share of common stock as reported by Bloomberg Financial Markets for the 30 consecutive trading days ending on the last trading day prior to June 30, 2009 is less than $13.19. The maximum number of shares of Series A Preferred Stock will be issuable if the volume weighted average price of our common stock is equal to or less than $12.13. If stockholder approval of Proposal 2 is obtained at the 2009 Annual Meeting, the 2,185 shares of Series A Preferred Stock which Mr. LaPenta may have the right to acquire will be convertible into 165,655 shares of common stock at a conversion price of $13.19 per share.

Relationship with Lau Security Systems

On January 10, 2002, we acquired the assets of Lau Security Systems, a division of Lau Technologies (“Lau”), including all of its intellectual property, contracts and distribution channels. As a result of this transaction, certain obligations on our part to license intellectual property to Lau were terminated. We assumed certain liabilities related to the acquired business and will pay Lau a royalty of 3.1% of certain of our face recognition revenues until June 30, 2014, up to a maximum of $27.5 million. Lau is owned by Denis K. Berube, Executive Vice President and Chief Officer of Lau and a member of our Board, and his wife, Joanna Lau. Mr. Berube is the beneficial owner of more than 3% of our outstanding stock.

In connection with the purchase of the business of Lau Security Systems, we entered into consulting agreements with Ms. Lau and Mr. Berube. Under the consulting agreements, Ms. Lau and Mr. Berube will each receive annual compensation of $125,000. The agreement terminates at the earlier of January 10, 2012 or the commencement of Ms. Lau’s or Mr. Berube’s full-time employment elsewhere.

Relationship with L-1 Investment Partners, LLC and Aston Capital Partners, L.P.

Investment in the Company.  Aston Capital Partners LP (“Aston”) is a private investment fund organized as a limited partnership and managed by its general partner, Aston Capital Partners GP LLC and L-1 Investment Partners. On December 16, 2005, we issued and sold to Aston, 7,619,047 shares of our common stock at $13.125 per share and warrants to purchase up to an aggregate of 1,600,000 shares of our common stock at an exercise price of $13.75 per share. Prior to its investment in the Company, the Company had no other relationships with L-1 Investment Partners and its affiliates, except that Messrs. LaPenta and DePalma were individual investors in the Company. The warrants issued to Aston expired on December 16, 2008. Robert LaPenta, James DePalma, Joseph Paresi and Doni Fordyce directly and indirectly hold all the beneficial ownership in the general partner and L-1 Investment Partners. Aston has the right on two occasions to demand that we file a registration statement covering the resale of the shares of our common stock held by Aston.

IBT Warrants.  On December 16, 2005, upon the completion of the acquisition of IBT, we issued warrants to purchase 440,000 shares of our common stock with an exercise price of $13.75 per share to L-1 Investment Partners for strategic advice, due diligence and other services relating to the acquisition. Warrants to purchase 280,000 of the shares expired on December 16, 2008. The remaining warrants to purchase 160,000 shares may become exercisable based on the earnings before interest, taxes, depreciation and amortization of the IBT business in 2008, subject to review and approval by the Board of Directors and, if such warrants become exercisable, they would have a term of three years from the date of such vesting.

Sale of Afix.  Aston and the Company have reached an agreement in principle whereby Aston may sell AFIX Technologies, Inc., a portfolio company of Aston which provides fingerprint and palmprint identification software to local law enforcement agencies, to the Company at fair market value, which will be determined by an independent appraiser retained by the Company’s Board of Directors. A committee of the Board of Directors has been appointed to evaluate a potential transaction, however at the time of this proxy statement, no other terms of this potential sale have been agreed to and it is subject to the negotiation, execution and delivery of a definitive acquisition agreement mutually acceptable to the parties. The Company and AFIX have an informal arrangement to market each other’s products and are negotiating to formalize the arrangement in writing.

Sublease.  In connection with the relocation of the corporate headquarters of the Company to the offices of L-1 Investment Partners in Stamford, Connecticut, the Company entered into a sublease with L-1 Investment Partners, pursuant to which the Company will pay the rent and other costs payable by L-1 Investment Partners until the earlier of (i) the expiration or termination of the lease or (ii) unless otherwise agreed to by the Company and L-1 Investment Partners, as promptly as practicable but in no event later than 60 days following the date upon which Mr. LaPenta ceases to be Chief Executive Officer of the Company for any reason. The Company estimates the costs to be approximately $720,000 per year. The sublease contains standard representations and warranties by both parties. In addition, the Company covenants to maintain the premises in accordance with the lease; maintain the insurance required to be maintained by L-1 Investment Partners under the lease; use the premises only for the purposes expressly permitted under the lease; and be responsible for obtaining and paying the cost for any utilities the offices require, to the extent that such utilities are not provided by the landlord.

Non-competition Agreement.  The Company and L-1 Investment Partners are party to a non-compete agreement which among other things, prohibits L-1 Investment Partners and its affiliates from directly advising, performing services for, investing in or entering into any other agreement with any person that competes directly or indirectly with us, which includes without limitation in the world-wide biometric, credentialing and ID management business (other than with respect to investments of L-1 and its affiliates specifically identified in such agreement).

Relationship with Robert LaPenta, Jr.

On April 23, 2007, the Company entered into an employee arrangement with Mr. Robert LaPenta, Jr., the son of the Company’s Chief Executive Officer, to serve as Vice President, M&A/Corporate Development. In 2008, Mr. LaPenta, Jr. received total cash compensation of $202,500 in this capacity and, on April 23, 2007, he received an option to purchase 30,000 shares of common stock at an exercise price of $19.63 per share.

Procedures for Approval of Related Party Transactions

Pursuant to the Company’s Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee reviews and approves any material transaction between the Company and any director or executive officer of the Company (or any person or entity controlled by or controlling such director or officer, or in which such director or officer has a direct or indirect material financial interest). Prior to approving any such transaction, the Nominating and Corporate Governance Committee considers whether such transaction is in the best interests of the Company. If the Nominating and Corporate Governance Committee approves the transaction, the Nominating and Corporate Governance Committee reviews the public disclosure of such transaction prior to such disclosure.

On June 26 and 29, 2008, the Board of Directors of the Company considered and discussed the material terms of the Securities Purchase Agreement in connection with our $120 million private placement equity financing to fund our acquisition of Digimarc Corporation. The Board of Directors, with Mr. LaPenta abstaining, considered the fact that Mr. LaPenta’s participation in the Equity Financing will be on the same terms and conditions negotiated by the other unaffiliated investors participating in the equity financing and that such terms and conditions are fair and reasonable and resulted from arm’s length negotiations between the Company and the other investors participating in the equity financing. All members of the Board of Directors (other than Mr. LaPenta) unanimously approved Mr. LaPenta’s participation in the equity financing, including the issuance of shares of common stock and Series A Preferred Stock to Mr. LaPenta pursuant to the terms of the Securities Purchase Agreement. Accordingly, the transactions contemplated by the Securities Purchase Agreement were not presented to the Nominating and Corporate Governance Committee for review.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed the Compensation Discussion and Analysis (“CD&A”) contained in the Company’s 2009 proxy statement and discussed that CD&A with management. Based on the Compensation Committee’s review of, and discussions with, management, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the CD&A be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Respectfully submitted by the Compensation Committee of the Board of Directors.

James M. Loy, Chairman
Milton E. Cooper
Robert S. Gelbard
Malcolm J. Gudis
Harriet Mouchly-Weiss
B. Boykin Rose

The information contained in the foregoing report shall not be deemed to be “filed” or to be “soliciting material” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in a filing.

REPORT OF THE AUDIT COMMITTEE

The following is the report of our Audit Committee with respect to our audited consolidated financial statements for the fiscal year ended December 31, 2008.

Review with Management

The Audit Committee reviewed and discussed our audited consolidated financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements with management, which has primary responsibility for the financial statements. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America. The Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 114 (Codification of Statements on Auditing Standards, AU380 — which supersedes SAS 61).

The Audit Committee also received the written disclosures and the letter from Deloitte & Touche LLP which is required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence, and has discussed with Deloitte & Touche LLP their independence. The Audit Committee also concluded that Deloitte & Touche LLP’s provision of audit and non-audit services to the Company and its subsidiaries, as described in this proxy statement, is compatible with Deloitte & Touche LLP’s independence.

Conclusion

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that its audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee of the Board of Directors.

Peter Nessen, Chairman
John Lawler, Vice Chairman
Malcolm J. Gudis
James M. Loy

The information contained in the foregoing report shall not be deemed to be “filed” or to be “soliciting material” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in a filing.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table sets forth the aggregate fees for services related to the years ended December 31, 2008 and 2007 provided by Deloitte & Touche LLP, our independent registered public accounting firm (amounts in thousands).

	2007	2008

Audit Fees(a)	$2,135	$2,257
Audit-Related Fees(b)	145	—
Tax Fees(c)	192	79

Total:	$2,472	$2,336

(a)	Audit Fees represent fees billed for professional services rendered for the integrated audit of our annual consolidated financial statements and our internal control over financial reporting, including reviews of our quarterly financial statements, as well as services provided in connection with other SEC Filings.

(b)	Represents assurance and other services not directly related to the audit of the consolidated financial statements

(c)	Tax Fees represent fees for professional services related to tax reporting, compliance and transaction services assistance.

PROPOSAL NO. 2
PROPOSAL TO PERMIT THE CONVERSION OF OUR SERIES A PREFERRED STOCK
INTO COMMON STOCK

In connection with our acquisition of Digimarc Corporation in August 2008, we consummated a $120 million private placement transaction. Our Chairman and CEO, Mr. LaPenta, participated in such transaction by purchasing $25 million of our equity securities pursuant to a securities purchase agreement, dated as of June 29, 2008 (the “Securities Purchase Agreement”). Under the Securities Purchase Agreement, on August 5, 2008, we issued and sold to Mr. LaPenta 750,000 shares of common stock for $13.19 per share, and 15,107 shares of non-voting Series A Preferred Stock for $1,000 per share, for aggregate consideration of $25 million. The shares of Series A Preferred Stock held by Mr. LaPenta are convertible into shares of our common stock at a conversion price of $13.19 per share, subject to specified adjustments, if such conversion is then permissible in accordance with the rules and regulations of the NYSE.

We are subject to the rules and regulations of the NYSE as a listed company. NYSE rule 312.03(b) (the “NYSE Rule”) requires stockholder approval prior to the issuance of common stock or of securities convertible into common stock to a director or officer of a NYSE listed company, if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible, in a transaction or a series or related transactions, exceeds either one percent of the number of shares of common stock or one percent of the voting power outstanding before the issuance. Because the shares of Series A Preferred Stock held by Mr. LaPenta would be convertible into more than one percent of the number of shares of our common stock if such shares were then convertible, we agreed to seek stockholder approval at the 2009 annual meeting to permit the conversion of the shares of Series A Preferred Stock issued to Mr. LaPenta into common stock. If such stockholder approval is obtained, Mr. LaPenta has agreed to promptly convert all shares of Series A Preferred Stock then held by him into common stock, which will result in the issuance of 1,145,337 shares of common stock to Mr. LaPenta at a conversion price of $13.19 per share.

Pursuant to the Securities Purchase Agreement, Mr. LaPenta has a contractual right to receive up to 2,185 additional shares of Series A Preferred Stock (the “Additional Shares”) if the volume weighted average price of a share of common stock as reported by Bloomberg Financial Markets for the 30 consecutive trading days ending on the last trading day prior to June 30, 2009 is less than $13.19. The maximum number of shares of Series A Preferred Stock will be issuable if the volume weighted average price of our common stock is equal to or less than $12.13. If stockholder approval of Proposal 2 is obtained at the 2009 Annual Meeting, the Additional Shares which Mr. LaPenta may have the right to acquire will be convertible into 165,655 shares of common stock at a conversion price of $13.19 per share.

The purpose of Proposal 2 is to satisfy the Company’s obligations under the Securities Purchase Agreement and to permit the conversion of the shares of Series A Preferred Stock in compliance with the NYSE Rule described above.

The Board of Directors recommends a vote “FOR” this proposal.

Consequences if the Proposal to Permit Conversion of the Series A Preferred Stock is Approved

Restrictions Imposed by Delaware General Corporation Law Section 203 Will Not Apply.  If stockholder approval to permit conversion of the Series A Preferred Stock is received and Mr. LaPenta acquires the Additional Shares, his beneficial ownership of shares of common stock calculated pursuant to Section 203 of Delaware General Corporation Law (“DGCL 203”) is expected to exceed 15% of the total number of shares of common stock outstanding (assuming he does not dispose of any shares of common stock currently held by him); however, the requirement for approval of the Board of Directors and supermajority stockholder approvals of “business combinations” with Mr. LaPenta under DGCL 203 (as discussed below) would not apply.

The Company, as a corporation incorporated in Delaware, is subject to DGCL 203 which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” with an “interested stockholder” for a three-year period, unless certain conditions are met. An “interested stockholder”

is a person or group who or which owns 15% or more of a corporation’s outstanding voting stock and rights to acquire voting stock, or is an affiliate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years. If DGCL 203 applies and the corporation enters into a “business combination” transaction with an interested stockholder, the transaction must be approved by the board of directors and authorized by the affirmative vote of a least two thirds of the outstanding voting stock that is not owned by the interested stockholder. The types of “business combination” transactions covered by DGCL 203 include mergers, certain significant asset sales, stock issuances, loans and other matters.

The Board of Directors approved the issuance of the Series A Preferred Stock (and the possibility of the issuance of the Additional Shares which would be convertible into 165,655 shares of common stock if this proposal is approved by stockholders) under the Securities Purchase Agreement in June, 2008, at which time Mr. LaPenta beneficially owned less than 15% of the total number of shares of common stock issued and outstanding, as calculated pursuant to DGCL 203. At the time of such approval the issuance of shares of common stock upon conversion of the Series A Preferred Stock (including shares issuable upon conversion of the Additional Shares, if any) was not expected to cause Mr. LaPenta to beneficially own 15% or more of the total number of shares of common stock issued and outstanding, as calculated pursuant to DGCL 203, and in fact, upon consummation of the private placement transaction Mr. LaPenta’s beneficial ownership, as calculated pursuant to DGCL 203, did not exceed the 15% threshold. Mr. LaPenta subsequently acquired additional shares of common stock such that, assuming Mr. LaPenta does not dispose of beneficial ownership of any shares of common stock currently held and that he acquires the Additional Shares and the stockholder approval of this proposal is received to permit the issuance of shares of common stock issuable upon conversion of the Series A Preferred Stock under the Securities Purchase Agreement, Mr. LaPenta is expected to beneficially own (as calculated in accordance with DGCL 203), approximately 15.1% of the total number of shares of common stock issued and outstanding. Accordingly, if Mr. LaPenta were to become an interested stockholder under DGCL 203 as a result of the approval of the convertibility of the Series A Preferred Stock, or his acquisition of the Additional Shares, the Board of Directors and supermajority stockholder approvals otherwise required to effectuate a business combination transaction, within the meaning of DGCL 203, would not apply. Any such transactions with the Company would be subject to ordinary course corporate approvals by the Company’s Board of Directors and/or stockholders to the extent otherwise applicable under Delaware law.

Elimination of Liquidation Rights of the Series A Preferred Stock.  If stockholder approval is received, the outstanding shares of Series A Preferred Stock will be cancelled upon their conversion to shares of common stock in accordance with the terms of the Series A Preferred Stock. The canceled shares of Series A Preferred Stock may not be reissued by the Company. As a result, approval of the conversion of Mr. LaPenta’s Preferred Shares will result in the elimination of the $1,000 per share liquidation preference in favor of the shares of Series A Preferred Stock currently held by Mr. LaPenta. For more information regarding such liquidation preference, see “Description of the Series A Preferred Stock” below.

Conversion.  Pursuant to the terms of the Securities Purchase Agreement, Mr. LaPenta agreed to effect the conversion of the shares of Series A Preferred Stock currently held by him promptly upon receipt of stockholder approval.

Dilution of Voting Interests.  If stockholder approval is received, we will issue, through the conversion of the shares of Series A Preferred Stock currently held by Mr. LaPenta, an aggregate of 1,145,337 shares of common stock at a conversion price of $13.19 per share. Mr. LaPenta will surrender his shares of Series A Preferred Stock to the Company for cancellation in connection with such conversion, and the Company will not receive any cash proceeds. As a result of the conversion, our existing stockholders will incur dilution to their voting interests and will own a smaller percentage of our outstanding common stock. In addition, pursuant to the Securities Purchase Agreement, Mr. LaPenta may obtain up to an additional 2,185 shares of Series A Preferred Stock which would be convertible into 165,655 shares of our common stock if the proposal is approved, the full amount of which would be issuable if the volume weighted average of the daily volume weighted average trading prices of our common stock is less then $12.13 for the thirty trading day period ending on the last trading day prior to June 29, 2009, the first anniversary of the Securities Purchase Agreement.

Concentration of Ownership.  If stockholder approval is received, because the Series A Preferred Stock currently held by Mr. LaPenta will then become convertible into common stock, Mr. LaPenta is expected to beneficially own approximately 14.4% of the total number of shares of common stock issued and outstanding (assuming that he does not dispose of or acquire beneficial ownership of additional shares of common stock prior to the date of such approval). Assuming that Mr. LaPenta receives the maximum number of Additional Shares issuable pursuant to the Securities Purchase Agreement, Mr. LaPenta is expected to beneficially own approximately 14.5% of the total number of shares of common stock issued and outstanding (assuming he does not dispose of or acquire beneficial ownership of additional shares of common stock prior to the date of such approval). The foregoing percentages were calculated in accordance with Rule 13d-3, under the Securities Exchange Act of 1934, as amended, which is the basis on which we are required to report beneficial ownership of our common stock.

Consequences if the Conversion of Series A Preferred Stock is Not Approved

Stockholders’ Meeting.  If stockholder approval is not received, the shares of Series A Preferred Stock currently held by Mr. LaPenta will not be converted into common stock so long as they are held by Mr. LaPenta. If Mr. LaPenta were to transfer shares of Series A Preferred Stock to an unrelated third party, such shares would automatically convert into shares of our common stock at a conversion price of $13.19 per share. We have agreed, in accordance with the terms of the Securities Purchase Agreement, to seek to obtain stockholder approval to permit conversion of the Series A Preferred Stock at the three (3) annual meetings following our 2009 annual meeting, until such approvals are obtained or made.

Dividends.  If the Series A Preferred Stock remains outstanding, the Series A Preferred Stock will be entitled to dividends equally and ratably with the holders of shares of common stock and on the same date that such dividends are payable to holders of shares of common stock.

Liquidation Preference.  The Series A Preferred Stock has an initial liquidation preference of $1,000 per share, subject to increase for any accrued and unpaid dividends. Until stockholder approval is obtained for the conversion into common stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid the $1,000 per share liquidation preference in redemption of such share out of the assets of the Company available for distribution to its stockholders, before any distribution is made to holders of shares of common stock.

Description of the Series A Preferred Stock

The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Series A Preferred Stock, as contained in the Certificate of Designation, Preferences and Rights of the Series A Preferred Stock (the “Certificate of Designation”), which is included as an exhibit to the Company’s Registration Statement on Form S-3ASR, filed with the SEC on August 5, 2008. Stockholders are urged to read the Certificate of Designation relating to the Series A Preferred Stock in its entirety.

Authorized Shares.  The Board of Directors has designated 25,000 shares of preferred stock as Series A Preferred Stock. Shares of Series A Preferred Stock have a par value of $0.001 per share.

Dividend Rights.  The Series A Preferred Stock is entitled to receive dividends equally and ratably with the holders of shares of common stock and on the same date that such dividends are payable to holders of shares of common stock. We can elect whether to declare dividends in cash or to not declare and pay dividends, in which case the per share dividend amount will be added to the liquidation preference of $1,000. If we elect to pay any dividend on our shares of common stock in the form of common stock, such dividend shall instead be payable to the holders of Series A Preferred Stock in the form of Series A Preferred Stock.

Voting Rights.  Other than any voting rights provided by the Delaware General Corporation Law, the holders of shares of Series A Preferred Stock do not have voting rights.

Conversion Rights and Redemption Rights.  Assuming receipt of stockholder approval of the convertibility of the Series A Preferred Stock, each share of Series A Preferred Stock is convertible into a number of shares of common stock equal to the liquidation preference then in effect divided by $13.19. The Series A Preferred Stock is automatically convertible at any time Mr. LaPenta, the initial holder, transfers such shares of Series A Preferred Stock to an unaffiliated third party. All outstanding shares of Series A Preferred Stock, if any, on June 30, 2028, shall automatically convert into fully paid and non-assessable shares of Series B Preferred Stock with a liquidation preference equal to the $1,000 per share of Series B Preferred Stock, at a conversion price per share equal to the liquidation preference of the Series A Preferred Stock.

Right to Receive Liquidation Distributions.  The Series A Preferred Stock has an initial liquidation preference of $1,000 per share, subject to increase for accrued and unpaid dividends. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid in redemption of such share out of the assets of the Company available for distribution to its stockholders the liquidation preference, before any distribution is made to holders of shares of common stock.

Mandatory Conversion.  All outstanding shares of Series A Preferred Stock, if any, on June 30, 2028, shall automatically convert into fully paid and non-assessable shares of 8% Series B Senior Preferred Stock (the “Series B Preferred Stock”) with a liquidation preference equal to the $1,000 per share of Series B Preferred Stock, at a conversion price per share equal to the liquidation preference of the Series A Preferred Stock.

Anti-Dilution Provisions.  The Series A Preferred Stock is not subject to any anti-dilution provisions.

Fundamental Change.  A merger, consolidation, share purchase or similar business combination transaction, will entitle the holder to receive the same consideration as holders of common stock, as if the Series A Preferred Stock was converted into common stock immediately prior to such event. Notably, a consolidation, merger, share exchange or similar transaction involving the Company and any other entity, or a sale or transfer of all or any part of the Company’s assets for cash, securities or other property, are not considered a liquidation, dissolution or winding up of the Company.

PROPOSAL NO. 3
APPROVAL OF AN AMENDMENT TO THE L-1 IDENTITY SOLUTIONS, INC. 2006
EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES
AUTHORIZED FOR ISSUANCE FROM 500,000 SHARES TO 2,500,000 SHARES

We are asking the Company’s stockholders to approve and ratify an amendment to the L-1 Identity Solutions, Inc. 2006 Employee Stock Purchase Plan (the “ESPP”) which increases the maximum number of shares of common stock authorized for issuance under the ESPP from 500,000 shares to 2,500,000 shares. The ESPP was originally adopted by the board of directors of our predecessor company Viisage Technology, Inc. on July 5, 2006, and was approved by stockholders on August 29, 2006.

The ESPP has been amended by our Board of Directors most recently on February 10, 2009. This amendment included an increase of the number of shares of our common stock issuable under the ESPP from 500,000 to 2,500,000, subject to stockholder approval. If stockholder approval is not obtained, no shares may be issued beyond the 500,000 previously authorized, and such increase will become void and of no force and effect.

Currently, 500,000 shares of the Company’s common stock are authorized for issuance under the ESPP. Of these shares, approximately 423,543 shares have previously been purchased and approximately 76,457 shares remain available for purchase in the current offering period under the ESPP. The amended and restated ESPP you are being asked to approve will increase the maximum number of shares of common stock authorized for issuance under the ESPP by 500,000 to 2,500,000 shares. These additional shares may be newly issued by the Company or may be purchased in the open market or from private sources. Based on historical activity within the ESPP by our employees, all, or nearly all, of the remaining shares currently authorized will likely be utilized by the end of the current offering period ending March 31, 2009. Increasing the number of shares authorized for issuance under the ESPP is necessary to allow us to continue to offer participation in the ESPP to our employees beyond that time. The board believes that the ESPP is an important benefit to our eligible employees, and that it provides added incentive to them through stock ownership in our Company.

Summary Description of the ESPP

The essential features of the ESPP are summarized below. This summary does not purport to be a complete description of all the provisions of the ESPP and is subject to and qualified in its entirety by reference to the complete text of the amended and restated ESPP, which is set forth as Appendix A to this proxy statement.

Purpose

The purpose of the ESPP is to provide eligible employees of the Company and its subsidiaries an opportunity to purchase shares of common stock through payroll deductions or lump sum payments. The ESPP is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code.

Administration

The ESPP is administered by the Compensation Committee. The Compensation Committee may waive such provisions of the ESPP as it deems necessary to meet special circumstances not anticipated or covered expressly by the ESPP.

Shares Subject to the ESPP

The shares of common stock issuable under the ESPP may be either shares newly issued by the Company or shares reacquired by the Company, including shares purchased on the open market. Giving effect to the proposed amendment, the maximum number of shares of common stock which may be sold to participants over the term of the ESPP may not exceed 500,000 shares, subject to adjustment, as described below.

Adjustments

If any change is made to Company’s outstanding common stock in connection with any merger, consolidation, reorganization, recapitalization, stock split, stock dividend or other relevant change in the capitalization of the Company, appropriate adjustment will be made in the number of shares reserved under the ESPP, in the number of shares covered by outstanding rights under the ESPP, in the exercise price of the rights and in the maximum number of shares that an employee may purchase.

Purchase Periods

Shares of common stock are offered for purchase under the ESPP during one or more offering periods, the timing and duration of which are designated by the Compensation Committee. An employee who participates in the ESPP for a particular purchase period will have the right to purchase common stock on the terms and conditions set forth below and must execute a purchase agreement embodying the terms and conditions and other provisions (not inconsistent with the ESPP) as the Compensation Committee may deem advisable.

Eligibility and Participation

Any individual who is employed on a basis under which he or she is expected to work more than 20 hours per week for more than five months per calendar year in the employ of the Company or any subsidiary and who is employed at the beginning of the purchase period is eligible to participate in the ESPP. As of December 31, 2008, the Company estimated that approximately 2,100 employees were eligible to participate in the ESPP. The method of payment for the shares to be acquired by an employee under the ESPP will be through regular payroll deductions, lump sum payment or both, as determined by the Compensation Committee.

No right granted to an employee under the ESPP during an offering period will cover more shares than may be purchased at an exercise price equal to more than 10% of the base salary payable to the employee during the offering period, not taking into account any changes in the employee’s rate of compensation after the date the employee elects to participate in the offering.

Purchase Price

The purchase price per share will be the lesser of (i) 85% of the fair market value per share of common stock on the date on which the purchase right is granted or (ii) 85% of the fair market value per share of common stock on the date the purchase right is exercised.

The fair market value of the common stock on any relevant date under the ESPP will be the average on that date of the high and low price per share as reported by the NYSE. On March 10, 2009, the fair market value per share of common stock was $3.61 per share.

Special Limitations

The ESPP imposes certain limitations upon a participant’s rights to acquire common stock, including the following limitations:

•	Purchase rights may not be granted to any individual who immediately thereafter would own stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

•	Purchase rights granted to a participant may not accrue at a rate that exceeds $25,000 in fair market value of the common stock (valued at the time each purchase right is granted) during any one calendar year in which such purchase right is outstanding.

Termination of Purchase Rights

The participant may, unless the employee has waived his or her cancellation right, withdraw from the ESPP before the expiration of the purchase period and elect to have his or her accumulated payroll deductions refunded immediately without interest. The participant’s purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions that the participant may have made for the purchase period in which his or her employment terminates will be refunded without interest.

Stockholder Rights

No participant will have any stockholder right with respect to the shares covered by his or her purchase right until the shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

Amendment and Termination

The board of directors may terminate or amend the ESPP. However, the board of directors may not, without stockholder approval, take any action that will adversely affect the then existing purchase rights of any participant or amend the ESPP (i) to increase the number of shares subject to the ESPP, (ii) to change the class of persons eligible to participate in the ESPP, or (iii) to increase materially the benefits accruing to participants under the ESPP.

No purchase rights will be granted under the ESPP after February 10, 2019.

Federal Income Tax Consequences

The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under a plan that so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP.

If the participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the purchase period in which such shares were acquired or within one year after the purchase date on which those shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. Any additional gain or loss recognized by the participant on the disposition of the stock will be treated as short-term or long-term capital gain or loss, depending on the time the participant held the shares between the purchase date and the disposition.

If the participant sells or disposes of the purchased shares more than two years after his or her entry date into the purchase period in which the shares were acquired and more than one year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the participant’s entry date into that purchase period; and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

The foregoing is only a summary of the federal income taxation consequences to the participant and the Company with respect to the shares purchased under the ESPP. The summary does not discuss tax consequences of a participant’s death or the income tax laws of any city, state or foreign country in which the participant may reside.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL NO. 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board of Directors recommends that the stockholders ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2009. The Audit Committee approved the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2008. Deloitte & Touche LLP is currently our independent registered public accounting firm.

The Board of Directors recommends a vote FOR this proposal.

ANNUAL REPORT AND COMPANY INFORMATION

A copy of our 2008 Annual Report to stockholders on Form 10-K is being furnished to stockholders concurrently herewith. Exhibits to the Annual Report will be furnished to stockholders upon payment of photocopying charges.

PROPOSALS BY STOCKHOLDERS

In order to include information with respect to a stockholder proposal in the Company’s proxy statement and related form of proxy for a stockholder’s meeting, stockholders must provide notice as required by the regulations promulgated under the Securities Exchange Act of 1934.

Proposals that stockholders wish to submit for inclusion in our proxy statement and related form of proxy for our 2010 annual meeting of stockholders must be received by us at 177 Broad Street, Stamford, CT 06901, Attention of Mark S. Molina, Secretary, no later than November 18, 2009. Any stockholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

With respect to proposals submitted by a stockholder other than for inclusion in our proxy statement and related form of proxy for our 2010 annual meeting of stockholders, timely notice of any stockholder proposal must be received by us in accordance with our By-Laws and our rules and regulations no later than February 20, 2010. Any proxies solicited by the Board of Directors for the 2010 annual meeting may confer discretionary authority to vote on any proposals notice of which is not timely received.

The notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and of the beneficial owners (if any) of the stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such proposal on the date of the stockholder notice, (iii) the class and number of shares of the Company which are held of record, beneficially owned or represented by proxy by the stockholders and by any other stockholders known by such stockholder to be supporting such proposal on the record date for the annual meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder’s notice, (iv) any material interest of the stockholder in such proposal and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, in his or her capacity as a proponent to a stockholder proposal.

It is important that your proxy be returned promptly, whether by mail, by the Internet or by telephone. The proxy may be revoked at any time by you before it is exercised. If you attend the meeting in person, you may withdraw any proxy (including an Internet or telephonic proxy) and vote your own shares.

By Order of the Board of Directors.

ROBERT V. LAPENTA
Chairman of the Board,
President and Chief Executive Officer

Appendix A

L-1 IDENTITY SOLUTIONS, INC.

AMENDED AND RESTATED 2006 EMPLOYEE STOCK PURCHASE PLAN

1.  Purpose.  The purpose of this Employee Stock Purchase Plan (the “Plan”) is to provide employees of L-1 Identity Solutions, Inc., a Delaware corporation (the “Company”), and its subsidiaries, who wish to become stockholders of the Company an opportunity to purchase shares of the Common Stock, $.001 par value per share, of the Company (the “Shares”). The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.  Eligible Employees.  Subject to provisions of Sections 7, 8 and 9 below, any individual who is in the full-time employment (as defined below) of the Company, or any of its subsidiaries (as defined in Section 424(f) of the Code) the employees of which are designated by the Board of Directors of the Company (the “Board”) as eligible to participate in the Plan, is eligible to participate in any Offering of Shares (as defined in Section 3 below) made by the Company hereunder. Full-time employment shall include all employees whose customary employment is:

(a)  in excess of 20 hours per week; and

(b)  more than five months in the relevant calendar year.

3.  Offering Dates.  From time to time the Company, by action of the Board, will grant rights to purchase Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an “Offering”) on a date or series of dates (each of which is an “Offering Date”) designated for this purpose by the Board.

4.  Prices.  The Price per share for each grant of rights hereunder shall be the lesser of:

(a)  eighty-five percent (85%) of the fair market value of a Share on the Offering Date on which such right was granted; or

(b)  eighty-five percent (85%) of the fair market value of a Share on the date such right is exercised.

At its discretion, the Board of Directors may determine a higher price for a grant of rights.

For purposes of this Plan, the term “fair market value” on any date means (i) the average (on that date) of the high and low prices of the Company’s Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on a national securities exchange. If the Company’s Common Stock is not publicly traded at the time a right is granted under this Plan, “fair market value” shall mean the fair market value of the Common Stock as determined by the Board after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.

5.  Exercise of Rights and Method of Payment.

(a)  Rights granted under the Plan will be exercisable periodically on specified dates as determined by the Board.

(b)  The method of payment for Shares purchased upon exercise of rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment, or both, as determined by the Board. No interest shall be paid upon payroll deductions unless specifically provided for by the Board.

(c)  Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a right granted hereunder shall be promptly returned to such employee by the Company after termination of the right to which the payment relates.

6.  Term of Rights.  Rights granted on any Offering Date shall be exercisable upon the expiration of such period (“Offering Period”) as shall be determined by the Board when it authorizes the Offering, provided that such Offering Period shall in no event be longer than twenty-seven (27) months.

7.  Shares Subject to the Plan.  No more than 2,500,000 Shares may be sold pursuant to rights granted under the Plan; provided, however, that appropriate adjustment shall be made in such number, in the number of Shares covered by outstanding rights granted hereunder, in the exercise price of the rights and in the maximum number of Shares which an employee may purchase (pursuant to Section 9 below) to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a right and each right shall be adjusted downward to the nearest full Share. Any agreement of merger or consolidation will include provisions for protection of the then existing rights of participating employees under the Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

8.  Limitations on Grants.

(a)  No employee shall be granted a right hereunder if such employee, immediately after the right is granted, would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any subsidiary, computed in accordance with Sections 423(b)(3) and 424(d) of the Code.

(b)  No employee shall be granted a right which permits his right to purchase Shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such Shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

(c)  No right granted to any participating employee under a single Offering shall cover more Shares than may be purchased at an exercise price equal to 10% of the base salary payable to the employee during the Offering not taking into consideration any changes in the employee’s rate of compensation after the date the employee elects to participate in the Offering, or such other percentage as determined by the Board from time to time. This provision shall be construed to meet the requirements set forth in Section 423(b)(5) of the Code.

9.  Limit on Participation.  Participation in an Offering shall be limited to eligible employees who elect to participate in such Offering in the manner, and within the time limitation, established by the Board when it authorizes the offering.

10.  Cancellation of Election to Participate.  An employee who has elected to participate in an Offering may, unless the employee has waived this cancellation right at the time of such election in a manner established by the Board, cancel such election as to all (but not part) of the rights granted under such Offering by giving written notice of such cancellation to the Company before the expiration of the Offering Period. Any amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee’s compensation through payroll deductions shall be paid to the employee, without interest, upon such cancellation.

11.  Termination of Employment.  Upon termination of employment for any reason, including the death of the employee, before the date on which any rights granted under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee’s compensation through payroll deductions shall be paid to the employee or to the employee’s estate, without interest.

12.  Employee’s Rights as Stockholder.  No participating employee shall have any rights as a stockholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for the corresponding Shares and a certificate for the Shares is actually issued.

13.  Rights not Transferable.  Rights under the Plan are not assignable or transferable by a participating employee and are exercisable only by the employee.

14.  Limits on Sale of Stock Purchased Under the Plan.  The Plan is intended to provide Shares for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws; provided, however, that because of certain federal tax requirements, each employee agrees by entering the Plan, promptly to give the Company notice of any such stock disposed of within two years after the date of grant or within one year of the date of exercise of the applicable right, such notice to set forth the number of such Shares disposed of. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

15.  Amendments to or Discontinuance of the Plan.  The Board may at any time terminate or amend the Plan without notice and without further action on the part of stockholders of the Company, provided:

(a)  that no such termination or amendment shall adversely affect the then existing rights of any participating employee; and

(b)  that any such amendment which:

(i)  increases the number of Shares subject to the Plan (subject to the provisions of Section 7);

(ii)  changes the class of persons eligible to participate under the Plan; or

(iii)  materially increases the benefits accruing to participants under the Plan.

shall be subject to approval of the stockholders of the Company.

16.  Effective Date and Approvals.  The Plan was adopted by the Board on July 5, 2006 to become effective as of said date with respect to 500,000 Shares originally approved for issuance under the Plan, and was amended and restated by the Board on February 10, 2009. The Company’s obligation to offer, sell and deliver the additional 2,000,000 Shares authorized by the Board on February 10, 2009 is subject to the approval of its stockholders not later than February 10, 2010 and of any governmental authority required in connection with the authorized issuance or sale of such Shares and is further subject to the Company receiving the opinion of its counsel that all applicable securities laws have been complied with.

17.  Term of Plan.  No rights shall be granted under the Plan after February 10, 2019.

18.  Administration of the Plan.  The Plan shall be administered by the Compensation Committee of the Board. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. To the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member.

The Committee may make such rules and regulations and establish such procedures and sub-plans for the operation and administration of the Plan as it deems appropriate. The Committee shall have authority to interpret the Plan in a manner consistent with the provisions of Section 423 of the Code, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law and shall take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof.

Date approved, as amended, by the Board of Directors of the Company:	February 10, 2009
Date approved, as amended, by the Stockholders of the Company:	May [ ], 2009

L-1 IDENTITY SOLUTIONS, INC. 177 BROAD STREET, 12TH FLOOR STAMFORD, CT 06901 VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: LIDSO1 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY L-1 IDENTITY SOLUTIONS, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends a vote “FOR” all number(s) of the nominee(s) on the line below. nominees listed and “FOR” Proposals 2, 3 and 4. 0 0 0 Vote On Directors 1. Election of Directors Nominees: 01) B. G. Beck 02) James M. Loy 03) Peter Nessen Vote On Proposals For Against Abstain 2. To permit our Series A Convertible Preferred stock, par value $0.001 per share, which is held by Robert V. LaPenta, our 0 0 0 Chairman, President and Chief Executive Officer, to become convertible into shares of our common stock, par value $0.01 per share at a conversion price of $13.19 per share, subject to specified adjustments 3. To amend the L-1 Identity Solutions, Inc. 2006 Employee Stock Purchase Plan to increase the number of shares of our common 0 0 0 stock available for issuance under such plan from 500,000 to 2,500,000 4. Ratification of selection of Deloitte & Touche LLP as independent registered public accountants for L-1 Identity Solutions, Inc. for 0 0 0 the year ending December 31, 2009 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. LIDSO2 L-1 IDENTITY SOLUTIONS, INC. Proxy Solicited by the Board of Directors of L-1 Identity Solutions, Inc. for the Annual Meeting of the Stockholder of L-1 Identity Solutions, Inc. to be held on May 6, 2009 The undersigned stockholder hereby appoints Robert V. LaPenta and Mark S. Molina, and each of them or such other persons as the Board of Directors of L-1 Identity Solutions, Inc. (the “Company”) may designate, as attorneys and proxies, with full power of substitution. The undersigned hereby authorizes the above appointed proxies to represent and to vote, as designated on the reverse side, all shares of common stock of the Company held of record by the undersigned as of March 10, 2009 at the Annual Meeting of Stockholders to be held on May 6, 2009 at 2:30 p.m., local time, at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, CT 06870, and any adjournments or postponements thereof. This proxy when properly executed and returned in a timely manner will be voted at the Annual Meeting and at any adjournment or postponement thereof in the manner described herein. If no direction is given, this proxy will be voted FOR Proposals One, Two, Three and Four and in accordance with the proxy holder’s discretion respecting any other matters as may properly come before the meeting. Whether or not you expect to attend the Annual Meeting, please complete, date and sign this proxy and return it prior to the Annual Meeting in the enclosed envelope so that your shares may be represented at the Annual Meeting. CONTINUED AND TO BE SIGNED ON REVERSE SIDE